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                                                                   Exhibit 10.28

                              AMENDED AND RESTATED
                    WAREHOUSING CREDIT AND SECURITY AGREEMENT

                                      AMONG

                       MORTGAGE PORTFOLIO SERVICES, INC.,
                             A DELAWARE CORPORATION,

                                  BANK UNITED,
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              A FEDERAL SAVINGS BANK, IN ITS CAPACITY AS ONE OF THE
                      LENDERS AND ADMINISTRATIVE AGENT AND
                        COLLATERAL AGENT FOR THE LENDERS,

                                       AND

                            THE LENDERS PARTY HERETO


                           DATED AS OF AUGUST 28, 2000





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                                                 TABLE OF CONTENTS


1.       DEFINITIONS.......................................................................................Page 1
                  1.1      Defined Terms.  ................................................................Page 1
                  1.2      Other Definitional Provisions..................................................Page 22

2.       THE CREDIT.......................................................................................Page 22
                  2.1      The Commitment.................................................................Page 22
                  2.2      Procedures for Obtaining Advances..............................................Page 25
                  2.3      Notes.  .......................................................................Page 27
                  2.4      Interest.......................................................................Page 27
                  2.5      Principal Payments.............................................................Page 27
                  2.6      Expiration of Commitment.  ....................................................Page 31
                  2.7      Method of Making Payments and Distributions.  .................................Page 31
                  2.8      Commitment Fee.................................................................Page 31
                  2.9      Swingline.  ...................................................................Page 32
                  2.10     Increased Costs; Capital Requirements. ........................................Page 33
                  2.11     Restatement.  .................................................................Page 34

3.       COLLATERAL.......................................................................................Page 34
                  3.1      Grant of Security Interest.  ..................................................Page 34
                  3.2      Security Interest in Mortgage-backed Securities.  .............................Page 36
                  3.3      Delivery of Collateral Documents.  ............................................Page 37
                  3.4      Delivery of Additional Collateral or Mandatory Prepayment......................Page 37
                  3.5      Right of Redemption from Pledge.  .............................................Page 38
                  3.6      Collection and Servicing Rights.  .............................................Page 38
                  3.7      Return or Release of Collateral at End of Commitment.  ........................Page 38

4.       CONDITIONS PRECEDENT.............................................................................Page 38
                  4.1      Initial Advance.  .............................................................Page 38
                  4.2      Each Advance.  ................................................................Page 39

5.       REPRESENTATIONS AND WARRANTIES...................................................................Page 40
                  5.1      Organization; Good Standing; Subsidiaries.  ...................................Page 40
                  5.2      Authorization and Enforceability.  ............................................Page 41
                  5.3      Financial Condition............................................................Page 41
                  5.4      Litigation.....................................................................Page 41
                  5.5      Compliance with Laws...........................................................Page 42
                  5.6      Regulation U...................................................................Page 42
                  5.7      Investment Company Act.  ......................................................Page 42
                  5.8      Agreements.  ..................................................................Page 42
                  5.9      Title to Properties.  .........................................................Page 42
                  5.10     ERISA.  .......................................................................Page 42
                  5.11     Eligibility.  .................................................................Page 43
                  5.12     Special Representations Concerning Collateral.  ...............................Page 43
                  5.13     RICO.  ........................................................................Page 46
                  5.14     Proper Names.  ................................................................Page 46
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
                  5.15     Direct Benefit From Loans.  ...................................................Page 46
                  5.16     Loan Documents Do Not Violate Other Documents.  ...............................Page 46
                  5.17     Consents Not Required.  .......................................................Page 46
                  5.18     Material Fact Representations.  ...............................................Page 46
                  5.19     Place of Business.  ...........................................................Page 47
                  5.20     Use of Proceeds; Business Loans.  .............................................Page 47
                  5.21     No Undisclosed Liabilities.  ..................................................Page 47
                  5.22     Tax Returns and Payments.  ....................................................Page 47
                  5.23     Holding Company.  .............................................................Page 48
                  5.24     REO Closing Proceeds...........................................................Page 48

6.       AFFIRMATIVE COVENANTS............................................................................Page 48
                  6.1      Payment of Notes.  ............................................................Page 48
                  6.2      Financial Statements and Other Reports.........................................Page 48
                  6.3      Maintenance of Existence; Conduct of Business.  ...............................Page 51
                  6.4      Compliance with Applicable Laws.  .............................................Page 51
                  6.5      Inspection of Properties and Books.  ..........................................Page 51
                  6.6      Notice.  ......................................................................Page 51
                  6.7      Payment of Debt, Taxes, etc.  .................................................Page 52
                  6.8      Insurance.  ...................................................................Page 52
                  6.9      Closing Instructions.  ........................................................Page 52
                  6.10     Other Loan Obligations.  ......................................................Page 53
                  6.11     Use of Proceeds of Advances.  .................................................Page 53
                  6.12     Special Affirmative Covenants Concerning Collateral............................Page 53
                  6.13     Cure of Defects in Loan Documents..............................................Page 54
                  6.14     Staged Disbursements...........................................................Page 54

7.       NEGATIVE COVENANTS...............................................................................Page 54
                  7.1      Contingent Liabilities.  ......................................................Page 55
                  7.2      Pledge of Servicing Contracts/Mortgage Loans.  ................................Page 55
                  7.3      Merger; Acquisitions.  ........................................................Page 55
                  7.4      Loss of Eligibility.  .........................................................Page 55
                  7.5      Debt to Consolidated Tangible Net Worth Ratio.  ...............................Page 55
                  7.6      Minimum Consolidated Tangible Net Worth.  .....................................Page 55
                  7.7      Transactions with Affiliates. .................................................Page 55
                  7.8      Limits on Corporate Distributions.  ...........................................Page 55
                  7.9      RICO.  ........................................................................Page 56
                  7.10     No Loans or Investments Except Approved Investments.  .........................Page 56
                  7.11     Charter Documents and Business Termination.....................................Page 56
                  7.12     Changes in Accounting Methods.  ...............................................Page 56
                  7.13     No Sales, Leases or Dispositions of Property.  ................................Page 56
                  7.14     Changes in Business or Assets.  ...............................................Page 57
                  7.15     Changes in Office or Inventory Location.  .....................................Page 57
                  7.16     Special Negative Covenants Concerning Collateral...............................Page 57
                  7.17     Limitation on Indebtedness.....................................................Page 57
                  7.18     Ownership of the Company.......................................................Page 58
                  7.19     Payments of Subordinated Debt..................................................Page 58
                  7.20     Policies and Procedures........................................................Page 58
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
8.       DEFAULTS; REMEDIES...............................................................................Page 58
                  8.1      Events of Default.  ...........................................................Page 58
                  8.2      Remedies.......................................................................Page 61
                  8.3      Application of Proceeds.  .....................................................Page 64
                  8.4      Administrative Agent Appointed Attorney-in-Fact.  .............................Page 65
                  8.5      Right of Offset.  .............................................................Page 65
                  8.6      Waivers.  .....................................................................Page 66
                  8.7      Performance by Administrative Agent.  .........................................Page 66
                  8.8      No Responsibility.  ...........................................................Page 66
                  8.9      No Waiver.  ...................................................................Page 66
                  8.10     Cumulative Rights.  ...........................................................Page 67
                  8.11     Rights of Individual Lenders.  ................................................Page 67
                  8.12     Notice to Administrative Agent.  ..............................................Page 67
                  8.13     Costs.  .......................................................................Page 67
                  8.14     Sharing.  .....................................................................Page 68

9.       NOTICES..........................................................................................Page 68

10.      REIMBURSEMENT OF EXPENSES; INDEMNITY.............................................................Page 69

11.      FINANCIAL INFORMATION............................................................................Page 71

12.      AGREEMENTS CONCERNING THE ADMINISTRATIVE AGENT AND THE LENDERS...................................Page 72
                  12.1     Authorization and Action.  ....................................................Page 72
                  12.2     Employment of Others by the Administrative Agent.  ............................Page 72
                  12.3     No Liability.  ................................................................Page 73
                  12.4     Reliance.  ....................................................................Page 74
                  12.5     Resignation of the Administrative Agent.  .....................................Page 74
                  12.6     Removal of the Administrative Agent.  .........................................Page 75
                  12.7     Effective Date of Resignation or Removal.  ....................................Page 75
                  12.8     Successor Administrative Agent.  ..............................................Page 75
                  12.9     Credit Decision.  .............................................................Page 76
                  12.10    Expense Reimbursement. ........................................................Page 76
                  12.11    Merger of the Administrative Agent. ...........................................Page 76
                  12.12    Administrative Agent and Affiliates.  .........................................Page 76

13.      MISCELLANEOUS....................................................................................Page 77
                  13.1     Terms Binding Upon Successors; Survival of Representations.  ..................Page 77
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
                  13.3     Amendments and Modifications. .................................................Page 78
                  13.4     Governing Law.  ...............................................................Page 78
                  13.5     Relationship of the Parties.  .................................................Page 78
                  13.6     Severability.  ................................................................Page 79
                  13.7     Usury.  .......................................................................Page 79
                  13.8     Consent to Jurisdiction.  .....................................................Page 80
                  13.9     Arbitration. ..................................................................Page 80
                  13.10    ADDITIONAL INDEMNITY.  ........................................................Page 81
                  13.11    No Waivers Except in Writing.  ................................................Page 82
                  13.12    WAIVER OF JURY TRIAL...........................................................Page 82
                  13.13    Multiple Counterparts.  .......................................................Page 83
                  13.14    No Third Party Beneficiaries.  ................................................Page 83
                  13.15    RELEASE OF LIABILITY.  ........................................................Page 83
                  13.16    Entire Agreement; Amendment.  .................................................Page 83
                  13.17    NO ORAL AGREEMENTS.  ..........................................................Page 84

EXHIBIT "A-1".............................................................................................Page 87

EXHIBIT "A-2".............................................................................................Page 89

EXHIBIT "B"...............................................................................................Page 91

EXHIBIT "C-SF"............................................................................................Page 92

SCHEDULE "I"..............................................................................................Page 93

EXHIBIT "C-RML"...........................................................................................Page 94

EXHIBIT "C-FML"...........................................................................................Page 95

EXHIBIT "D"...............................................................................................Page 96

SCHEDULE "II"............................................................................................Page 103

EXHIBIT "E"..............................................................................................Page 104

EXHIBIT "F"..............................................................................................Page 105

EXHIBIT "G"..............................................................................................Page 106

ANNEX "A"................................................................................................Page 107

EXHIBIT "H"..............................................................................................Page 109

EXHIBIT "I"..............................................................................................Page 110

EXHIBIT "J"..............................................................................................Page 111
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
EXHIBIT "K"..............................................................................................Page 112

EXHIBIT "L"..............................................................................................Page 122

EXHIBIT "M"..............................................................................................Page 123

EXHIBIT "N"..............................................................................................Page 124

EXHIBIT "O"..............................................................................................Page 125

EXHIBIT "P"..............................................................................................Page 126

EXHIBIT "Q"..............................................................................................Page 127

EXHIBIT "R"..............................................................................................Page 128

EXHIBIT "S"..............................................................................................Page 130
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                              AMENDED AND RESTATED
                    WAREHOUSING CREDIT AND SECURITY AGREEMENT


         THIS AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT (this "Agreement"), is dated as of August 28, 2000, by and among MORTGAGE PORTFOLIO SERVICES, INC., a Delaware corporation (the "Company"), the lenders from time to time party hereto (together with any successors and assigns thereof, being hereinafter referred to individually as a "Lender" and collectively as the "Lenders"), and BANK UNITED, a federal savings bank ("Bank United") in its capacity as one of the Lenders and as Administrative Agent (it and its successors in that capacity called the "Administrative Agent") for the Lenders.

         WHEREAS, the Company, the Lenders, and the Administrative Agent entered into that certain Credit Agreement (as amended prior to August 28, 2000, the "Existing Agreement") dated June 15, 1999 whereby Lenders agreed, subject to the terms and conditions of the Existing Agreement, to make certain loans to the Company to finance the origination or purchase of mortgage loans which loans are for the benefit of the Company;

         WHEREAS, the Company, the Administrative Agent, and the Lenders desire to make certain amendments to the Existing Agreement;

         NOW, THEREFORE, for good and valuable consideration, the amount and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree that the Existing Agreement is amended and restated in its entirety as follows:

10       DEFINITIONS.

         1.1 Defined Terms. Capitalized terms defined below or elsewhere in this Agreement (including the exhibits hereto) shall have the following meanings:

                  "Acceptable Manufactured Housing State" means any state: (1) listed on a schedule of "Acceptable Manufactured Housing States" mutually agreed to by Company and Majority Lenders, from time to time, with the initial such schedule in the form of that attached hereto as EXHIBIT "Q" and (2) as to which Administrative Agent shall have received an opinion of counsel to Company in form and substance satisfactory to Administrative Agent regarding the perfection of Administrative Agent's security interest in Mortgage Loans secured by Mortgaged Property in such state and covering such other matters as Administrative Agent may request; provided, however, that no state shall be an Acceptable Manufactured Housing State unless the laws of such state treat manufactured housing as real property rather than as personal property for purposes of perfection of a Lien thereon.

                  "A Credit Mortgage Loan" means a Mortgage Loan that is a Conventional Mortgage Loan, an FHA Loan, a Jumbo Loan or a VA Loan and has a Risk Rating of A.

                  "Additional Lender" means a Person admitted as a Lender under this Agreement by the terms of an amendment hereto.

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                  "Advance" means a disbursement by the Lenders under the
         Commitment pursuant to Article 2 of this Agreement. For the purposes hereof, the term "Advances" includes Warehouse Advances, Construction Advances, Repurchased Advances and Foreclosure Advances.

                  "Advance Date" means, for any Advance, the date it is disbursed.

                  "Advance Request" means a Warehouse Advance Request, a Repurchased Advance Request or a Foreclosure Advance Request.

                  "Affiliate" means and includes, with respect to a specified Person, any other Person:

                  (a) that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the specified Person;

                  (b) that is a director, trustee, general partner or executive officer of the specified Person or serves in a similar capacity in respect of the specified Person;

                  (c) that, directly or indirectly through one or more intermediaries, is the beneficial owner of ten percent (10%) or more of any class of equity securities of the specified Person; or

                  (d) of which the specified Person is directly or indirectly the owner of ten percent (10%) or more of any class of equity securities.

                  "Aged Mortgage Loan" means (a) an Eligible Mortgage Loan that has been included in Collateral for a period of more than ninety (90) days and (b) an Eligible Construction Mortgage Loan that has been included in Collateral for a period of more than three hundred sixty
         (360) days.

                  "Administrative Agent" means, at any time, Bank United or its successors acting as agent for Lenders under the Loan Documents.

                  "Agreement" means this Amended and Restated Warehousing Credit and Security Agreement, either as originally executed or as it may from time to time be supplemented, modified or amended.

                  "Applicable Law" means the laws of the State of Texas and the United States of America in effect from time to time and applicable to the transactions between the Lenders and the Company pursuant to this Agreement and the other Loan Documents whichever permits the charging and collection of the highest nonusurious rate of interest on such transactions. For purposes of determining Texas law with respect to the highest nonusurious rate of interest, the "weekly ceiling"as defined in Chapter 303 of the Texas Finance Code (the "Texas Finance Code"), as amended, shall be controlling.

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                  "Applicable Margin" means, with respect to

                  (a) Advances outstanding against A Credit Mortgage Loans, Second Mortgage Loans, High LTV Second Mortgage Loans, or Manufactured Home Loans that are not Aged Mortgage Loans, 150 basis points (1.50%) per annum;

                  (b) Advances outstanding against Subprime Mortgage Loans that are not Aged Mortgage Loans, 162.5 basis points (1.625%) per annum;

                  (c) Advances outstanding against Construction Mortgage Loans, 200 basis points (2.00%) per annum;

                  (d) Foreclosure Advances and Repurchased Advances, 250 basis points (2.50%) per annum;

                  (e) Advances outstanding against Delinquent Loans or Past Due Loans, 250 basis points (2.50%) per annum.

                  "Applicable Rate" means, with respect to any Lender's Advances or Swingline Lender's Swingline Advances, for each day during any month, the Monthly Average LIBOR Rate for such month plus the Applicable Margin.

                  "Appraised Value" means, with respect to each Construction Mortgage Loan, the "as completed" market value of the real property and all improvements to be constructed thereon securing such Construction Mortgage Loan determined by an appraisal that meets appraisal requirements of FNMA or FHLMC.

                  "Approved Custodian" means a Person acceptable to the Administrative Agent from time to time in its sole discretion, who possesses Mortgage Loans that secure Mortgaged-backed Securities.

                  "Balance Calculation Period" means each calendar month.

                  "Balance Funded Amount" means with respect to any Lender for any Balance Calculation Period, the average of the Qualifying Balances of such Lender for such Balance Calculation Period. As used in this paragraph, "Qualifying Balances" shall mean, with respect to any Lender, for any day the lesser of (x) the amount of such Lender's Advances on such day, or (y) the sum of the collected balances in all identified non-interest bearing accounts of Company maintained with such Lender less (i) amounts necessary to satisfy reserve and deposit insurance requirements and (ii) amounts required to compensate such Lender for services rendered in accordance with such Lender's system of charges for services to similar accounts.

                  "Balance Funded Rate" means, with respect to any Lender's Advances, for any month, the Applicable Margin.

                  "Bailee Letter" has the meaning set forth in Section 3.3 hereof.

                  "Business Day" means any day other than Saturday, Sunday or any day on which Administrative Agent is closed for business.

                  "Capitalized Lease" means any lease under which rental payments are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

                  "Capitalized Rentals" means the amount of aggregate rentals due and to become due under all Capitalized Leases under which the Company is a lessee that would be reflected as a liability on a balance sheet of the Company.

                  "Capitalized Servicing Rights" means as of any Person, all rights to service Mortgage Loans which would be capitalized under GAAP (regardless of whether such rights result from asset securitizations, whole loan sales or originations of Mortgage Loans).

                  "Cash Collateral Account" means a non-interest bearing demand deposit account maintained at Bank United in the name of the Administrative Agent for the benefit of the Lenders, and designated for receipt of the proceeds of the sale or other disposition of the Collateral and the payment of the Obligations.

                  "Change of Control" means (i) the acquisition by any Person or group of Persons acting together, of a direct interest in more than twenty percent (20%) of the voting power of the voting stock of Company, by way of merger or consolidation or otherwise; or (ii) James Hinton ceases to be and act as President and CEO of Company.

                  "Collateral" has the meaning set forth in Section 3.1 hereof.

                  "Collateral Agency Agreement" means the agreement dated as of the date hereof among the Company, the Administrative Agent and the Collateral Agent substantially in the form of EXHIBIT "E" hereto, as it may from time to time be supplemented, modified, or amended.

                  "Collateral Agent" means Bank United, in its capacity as Collateral Agent under the Collateral Agency Agreement, and any successor appointed pursuant to the Collateral Agency Agreement.

                  "Collateral Documents" means all documents and other items described in EXHIBIT "D" and required to be delivered to the Administrative Agent in connection with an Advance.

                  "Collateral Value" means, at the time of any determination,

                  (a) with respect to any Eligible Mortgage Loan, an amount equal to the least of (i) the Par Value of such Mortgage Loan, (ii) the amount which the Investor has committed to pay for such Mortgage Loan pursuant to a Purchase Commitment, or with respect to an Uncommitted Subprime Mortgage Loan, the amount represented by the Company that an Investor will pay for such Subprime Mortgage Loan, or at the Administrative Agent's discretion, (iii) the Fair Market Value of such Mortgage Loan;

                  (b) with respect to any Eligible Construction Mortgage Loan, an amount equal to the lesser of (i) the Par Value thereof or (ii) the appraised value of the real property and improvements thereon as completed covered by the Mortgage securing such Construction Mortgage Loan on an "as completed" basis;

                  (c) with respect to any Eligible Repurchased Mortgage Loan, Eligible Foreclosure Mortgage Loan, Eligible Past Due Loan or Eligible Delinquent Loan, an amount equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan at such date or (ii) the appraised value of the Mortgaged Property securing such Mortgage Loan at such date as reflected by an appraisal or broker's opinion acceptable to Administrative Agent;

                  (d) with respect to any Eligible REO, an amount equal to the least of (i) the appraised value of the Eligible REO at the time of acquisition by Company; (ii) the acquisition cost to Company of such Eligible REO; or if neither of these is available, (iii) the Market Value of such Eligible REO as determined by the Administrative Agent.

                  (e) with respect to any Mortgage Loan that is not an Eligible Mortgage Loan, an Eligible Construction Mortgage Loan, an Eligible Past Due Loan, an Eligible Delinquent Loan, an Eligible Foreclosure Mortgage Loan, or an Eligible Repurchased Mortgage Loan or any other Collateral, the Collateral Value shall be equal to zero (0).

                  "Combined Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the ratio expressed as a percentage that the sum of the original principal balance of such Mortgage Loan at the time of any determination and the then current principal balance of any related first priority mortgage bears to the appraised value of the related mortgaged property at the time such Mortgage Loan was originated.

                  "Commitment" means the commitment of the Lenders to make Advances hereunder in an aggregate principal amount at any time outstanding shall not exceed FIFTY-FIVE MILLION AND NO/100 DOLLARS ($55,000,000.00), provided, however, that no Lender's portion of such Advances may ever exceed its Commitment Amount.

                  "Commitment Amount" means, with respect to each Lender, the amount set forth opposite its name and so designated on EXHIBIT "B" hereto, as the same may be amended and as that amount may be canceled or terminated under this Agreement.

                  "Commitment Percentage" means, at any time, for any Lender, the proportion (stated as a percentage) that its Commitment Amount bears to the total Commitment subject to any adjustment by the Administrative Agent pursuant to the terms of this Agreement.

                  "Company" has the meaning set forth in the first paragraph of this Agreement.

                  "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc.

         of such Person and its properly consolidated subsidiaries.

                  "Consolidated Net Worth" of any Person means, as of any date, the remainder of all Consolidated assets of such Person minus such Person's Consolidated liabilities, each as determined by GAAP.

                  "Consolidated Tangible Net Worth" means, as of any date, (a) Company's Consolidated Net Worth as of such date minus (b) all Consolidated assets of Company which would be classified as intangible assets under GAAP, including Capitalized Servicing Rights, goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, deferred charges and intercompany Indebtedness plus (c) ninety percent (90%) of the book value of Capitalized Servicing Rights plus (d) the unpaid principal amount of the Subordinated Debt (without including any accrued interest or payments of interest made by the issuance of additional Indebtedness or otherwise compounded or added to the principal).

                  "Construction Advance" means a disbursement by Lenders under the Commitment in respect of the origination and Staged Disbursements of an Eligible Construction Mortgage Loan.

                  "Construction Home" means a single family residence that (a) is being constructed on real property subject to a First Mortgage and
         (b) is being sold to a prequalified purchaser/borrower.

                  "Construction Loan Sublimit" has the meaning set forth in
         Section 2.1(b)(10) hereof.

                  "Construction Mortgage Loan" means a Mortgage Loan secured by a First Mortgage on Property consisting of a Construction Home.

                  "Conventional Mortgage Loan" means a Single-family Mortgage Loan, other than an FHA Loan or a VA Loan, that is underwritten in conformity with FHLMC or FNMA underwriting standards and is otherwise eligible for purchase by FNMA or FHLMC.

                  "Debt" means, with respect to any Person, at any date (a) all indebtedness or other obligations of such Person which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date; and (b) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services; provided that for purposes of this Agreement, there shall be excluded from Debt at any date loan loss reserves, deferred taxes arising from capitalized excess service fees, and operating leases.

                  "Default" means the occurrence of any event or existence of any condition which, but for the giving of notice, the lapse of time, or both, would constitute an Event of Default.

                  "Default Rate" has the meaning set forth in Section 2.4(c) hereof.

                  "Delinquent Loan" means a Mortgage Loan owned by Company with respect to which one payment under such Mortgage Loan is thirty (30) days, but less than sixty (60) days, past due the payment due date set forth in the underlying Mortgage Note and Mortgage.

                  "Dry Advance" means an Advance made by the Lenders after all of the Collateral Documents have been delivered to the Administrative Agent.

                  "Electronic Request" has the meaning set forth in Section 2.2(a) hereof.

                  "Eligible Construction Mortgage Loan" means a Construction Mortgage Loan owned by Company with respect to which each of the following statements shall be accurate and complete (and Company by including such Construction Mortgage Loan in the Collateral shall be deemed to so represent to Administrative Agent and Lenders and as of the date of such pledge):

                  (a) Such Construction Mortgage Loan has not been included in the Collateral for more than three hundred sixty (360) days;

                  (b) Such Construction Mortgage Loan is secured by a First Mortgage on Property consisting of a Construction Home;

                  (c) The Mortgage Note, Mortgage and other documents and instruments evidencing such Mortgage Loan provide that the Mortgage Loan will become a fully amortizing Mortgage Loan immediately upon certification by the contractor and Company that the Construction Home has been completed and is ready for occupancy;

                  (d) The Construction Home will be completed within twelve (12) months from the date on which construction commences;

                  (e) Such Mortgage Loan, upon completion of the Construction Home, shall be eligible for inclusion in the Collateral as an Eligible Mortgage Loan.

                  (f) Such Construction Mortgage Loan was originated and funded in strict compliance with the Policies and Procedures;

                  (g) Such Construction Mortgage Loan is made to a pre-qualified natural person or persons for the construction of a Construction Home and is fully covered by permanent financing which will be funded by Company upon completion of the Construction Home and qualify as an Eligible Mortgage Loan.

                  (h) The total principal amount of such Construction Mortgage Loan shall not exceed the sum of SIX HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($650,000.00);

                  (i) Such Construction Mortgage Loan shall be covered by a Purchase Commitment; and

                  (j) The face amount of such Construction Mortgage Loan when added to the aggregate face amounts of all Construction Mortgage Loans included in Collateral shall not exceed the Construction Loan Sublimit.

                  "Eligible Delinquent Loan" means a Delinquent Loan with respect to which the following statements shall be accurate and complete (and Company by including such Delinquent Loan in the Collateral shall be deemed to so represent to Administrative Agent and Lenders at and as of the date of such pledge):

                  (a) Such Mortgage Loan meets all requirements set forth in the definition of an Eligible Mortgage Loan, except clauses (e), (f), (h) and (i) of such definition;

                  (b) Such Mortgage Loan has not been included in Collateral as a Foreclosure Mortgage Loan;

                  (c) Such Mortgage Loan shall not have been included in Collateral for more than an aggregate period of three hundred sixty
         (360) days; and

                  (d) Such Mortgage Loan is secured by a First or Second Mortgage on Mortgaged Property consisting of a completed one-to-four unit family residence, including a condominium, planned unit development or townhouse.

                  "Eligible Foreclosure Mortgage Loan" means a Foreclosure Mortgage Loan owned by the Company that (a) meets all requirements set forth in the definition of an Eligible Mortgage Loan, except clauses
         (e), (f), (h), and (i) of such definition, (b) is validly pledged to the Administrative Agent for the benefit of the Lenders, subject to no other Liens; (c) shall not be included in Collateral as an Eligible Foreclosure Mortgage Loan for more than an aggregate period of three hundred sixty (360) days, and (d) has not been included in Collateral as a Past Due Loan, a Repurchased Mortgage Loan, or Delinquent Loan.

                  "Eligible Mortgage Loan" means a closed end Mortgage Loan that, at all times during the term of this Agreement, (a) is, without duplication, an A Credit Mortgage Loan, a Manufactured Home Loan, a High LTV Second Mortgage Loan, or a Subprime Mortgage Loan; (b) is evidenced by loan documents that are the standard forms approved by FNMA or FHLMC or forms previously approved, in writing, by the Administrative Agent in its sole discretion; (d) is validly pledged to the Administrative Agent for the benefit of the Lenders, subject to no other Liens; (e) is not in default in the payment of principal and interest under such Mortgage Loan for more than thirty (30) days past due the payment due date set forth in the underlying Mortgage Note and Mortgage; (f) has closed less than thirty (30) days prior to the date of the Advance made in connection with such Mortgage Loan unless such Mortgage Loan was purchased and not originated by Company in which event such thirty (30) day period shall be ninety (90) days; (g) the representations and warranties of the Company set forth in Section 5.12 of this Agreement applicable to such Mortgage Loan are accurate and complete in all material respects; (h)is covered by a Purchase Commitment; and (i) is not a Repurchased Mortgage Loan, a Past Due Loan, a Delinquent Loan or a Foreclosure Mortgage Loan.

                  "Eligible Mortgage Pool" means a pool of Mortgage Loans that will secure a "mortgage related security", as defined in Section 3(a)(41) of the Exchange Act administered or to be administered by a trustee acceptable to Administrative Agent in its sole discretion where the Mortgage, Mortgage Note and other documents relating to such Mortgage Loans are held or to be held by an Approved Custodian.

                  "Eligible Past Due Loan" means a Past Due Loan with respect to which each of the following statements shall be accurate and complete (and Company by including such Past Due Loan in the Collateral shall be deemed to so represent to Administrative Agent and Lenders at and as of the date of such pledge):

                  (a) Such Mortgage Loan meets all the requirements set forth in the definition of an Eligible Mortgage Loan except clauses (e), (f),
         (h), and (i) of such definition;

                  (b) Such Mortgage Loan has not been included in Collateral as a Foreclosure Mortgage Loan;

                  (c) Such Mortgage Loan shall not have been included in Collateral for more than an aggregate period of three hundred sixty
         (360) days; and

                  (d) Such Mortgage Loan is secured by a First Mortgage or Second Mortgage on Property consisting of a completed one-to-four unit family residence, including a condominium, planned unit development or townhouse.

                  "Eligible REO" means REO wholly owned in fee simple title by Company with respect to which each of the following statements shall be accurate and complete (and Company by including such Eligible REO in Collateral shall be deemed to so represent to Administrative Agent and Lenders at and as of the date of such pledge):

                  (a) such REO secured a Foreclosure Mortgage Loan or Repurchased Mortgage Loan owned by the Company;

                  (b) such REO is not encumbered by a mortgage or a deed of trust in favor of any Person, other than in favor of Administrative Agent on behalf of Lenders; and

                  (c) such REO shall not have been included in the Collateral for more than an aggregate period of three-hundred sixty (360) days (including any period of time the Eligible Mortgage Loan secured by such REO was previously included in the Collateral).

                  "Eligible Repurchased Mortgage Loan" means a Repurchased Mortgage Loan owned by the Company that (a) meets all requirements set forth in the definition of an Eligible Mortgage Loan, except clauses
         (e), (f), (h), and (i) of such definition, (b) is validly pledged to the Administrative Agent for the benefit of the Lenders, subject to no other Liens and (c) shall not have been included in Collateral as an Eligible Repurchased Mortgage Loan for more than an aggregate period of three hundred sixty (360) days.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder, as amended from time to time and any successor statute.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) which, together with either Obligor, would be treated as a single employer under Section 4001 of ERISA.

                  "Event of Default" means any of the conditions or events set forth in Section 8.1 hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time and any successor statute.

                  "Fair Market Value" shall mean, at any date, with respect to:

                  (a) any Mortgage-backed Security, the bid price rate reflected on the Telerate screen for a Mortgage-backed Security with the closest coupon rate that does not exceed that of the Mortgage-backed Security in question multiplied by the original face amount of such Mortgage-backed Security, and multiplied by the current pool factor for such Mortgage-backed Security.

                  (b) any Mortgage Loan, the market price rate reflected on the Telerate screen for thirty (30) day mandatory future delivery of such Mortgage Loan multiplied by the outstanding principal balance thereof.

                  In the event Telerate does not publish or ceases to publish either the market or bid price for any Mortgage Loan or Mortgage-backed Security referenced in (a) and (b) above, the average bid price rate quoted in writing to the Administrative Agent as of the date of determination by any two nationally recognized dealers selected by Administrative Agent that are making a market in similar Mortgage Loans or Mortgaged-backed Securities shall be utilized in lieu of the market or bid price rate, as the case may be.

                  "Federal Funds Rate" means for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
         (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions from three Federal funds brokers of recognized standing.

                  "FHA" means the Federal Housing Administration and any successor thereto.

                  "FHA Loan" means a Single-family Mortgage Loan, payment of which is insured by FHA or with respect to which there is a current, binding and enforceable commitment for such insurance issued by the FHA or its delegated underwriter.

                  "FHLMC" means the Federal Home Loan Mortgage Corporation and any successor thereto.

                  "FHLMC Guide" means the Freddie Mac Sellers' and Servicers' Guide, dated September 17, 1984, applicable bulletins, the applicable MIDANET Users Guide (or the MIDAPHONE User's Guide) and any particular purchase documents as defined in the Sellers' and Servicers' Guide, as revised prior to the date hereof.

                  "FICA" means the Federal Insurance Contributions Act or any successor statute.

                  "First Mortgage" means a mortgage or deed of trust which constitutes a first Lien on improved property containing one-to-four family residences.

                  "First Mortgage Loan" means a Mortgage Loan secured by a First Mortgage.

                  "FNMA" means the Federal National Mortgage Association and any successor thereto.

                  "FNMA Guide" means the FNMA Servicing Guide dated June 30, 1990, as revised prior to the date hereof.

                  "Foreclosure Advance" means an Advance under the Commitment pursuant to Article 2 of this Agreement for the purposes of financing or refinancing the repurchase of an Eligible Foreclosure Mortgage Loan or purchase of Eligible REO or a Swingline Advance made as a Foreclosure Advance.

                  "Foreclosure Advance Request" means an appropriate request executed by the Company and delivered to the Administrative Agent in connection with a Foreclosure Advance against an Eligible Foreclosure Mortgage Loan or Eligible REO in substantially the form of EXHIBIT "C-FML" attached hereto and incorporated herein for all purposes.

                  "Foreclosure Mortgage Loan" means a defaulted Single-family Mortgage Loan (a) that Company is obligated to purchase from an Investor pursuant to a Purchase Commitment between such Investor and Company or other contractual obligation owed by Company to such Investor for any reason other than fraud of the Company or its Affiliates, agents, employees, correspondents, or brokers in the origination of such Mortgage Loan or any incurable violation of the Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, the Federal Truth-in-Lending Act or any other applicable laws or regulations in the origination of such Mortgage Loans, (b) that is in default in the payment of principal and interest or performance of any obligation under the Mortgage Note or Mortgage evidencing or securing such Mortgage Loan for a period of thirty (30) days or more and/or for which foreclosure proceedings have been initiated but a foreclosure sale has not occurred nor has a deed-in-lieu of foreclosure been accepted, and (c) that is not a Repurchased Mortgage Loan.

                  "Funding Account" means the non-interest bearing demand checking account established with, maintained by, and pledged to Administrative Agent into which shall be deposited the proceeds of Advances and from which funds shall be disbursed for the funding or acquisition of Mortgage Loans.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "GNMA" means the Government National Mortgage Association and any successor thereto.

                  "GNMA Guide" means the GNMA I Mortgage-Backed Securities Guide, Handbook GNMA 5500.1 REV. 6, as revised prior to the date hereof, and as may be revised from time to time, and GNMA II Mortgage-Backed Securities Guide Handbook GNMA 5500.2, as revised prior to the date hereof.

                  "Guarantor" means NAB Asset Corporation, a Texas corporation, or any other Person who has guaranteed some or all of the Obligations and who has been accepted by Agent as a Guarantor.

                  "Guaranty" means the Guaranty in the form attached hereto as EXHIBIT "K", as the same may from time to time be further supplemented, amended or restated.

                  "High LTV Second Mortgage Loan" means a Second Mortgage Loan that (a) is not a Subprime Mortgage Loan; (b) has been preapproved by an Investor for purchase and continues at all times to comply with all applicable underwriting guidelines and other requirements of an Investor relating to its purchase of such Mortgage Loan; (c) has a Combined Loan-to-Value Ratio not less than 100% but not more than 125%;
         (d) is secured by a Second Mortgage; (e) has a FICO (Fair Isaac & Company) score of at least 640; and (f) is covered by a specific Purchase Commitment with respect to which there is no condition which cannot be reasonably anticipated to be satisfied or complied with before its expiration.

                  "HUD" means the U.S. Department of Housing and Urban Development and any successor thereto.

                  "Indebtedness" means and includes, without duplication, (1) all items which in accordance with GAAP, consistently applied, would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding shareholders' equity), (2) Capitalized Rentals under any Capitalized Lease, (3) guaranties, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others, and (4) indebtedness secured by any mortgage, pledge, security interest or other Lien existing on any property owned by the Person with respect to which indebtedness is being determined, whether or not the indebtedness secured thereby shall have been assumed.

                  "Indemnified Liabilities" has the meaning set forth in Article 10 hereof.

                  "Interim Date" has the meaning set forth in Section 4.1(a)(4) hereof.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, or any subsequent federal income tax law or laws, as any of the foregoing have been or may from time to time be amended.

                  "Investor" means FNMA, FHLMC, GNMA, any of the Persons listed in EXHIBIT "M" hereto, or a financially responsible institution which is acceptable to Administrative Agent, in its sole reasonable discretion; provided that at any time by written notice to Company, Administrative Agent may disapprove any Investor in its sole reasonable discretion, whether or not that Person is named as an Investor in this definition or in EXHIBIT "M" or has been previously approved as an Investor by Administrative Agent. Upon receipt of such notice, the Persons named in Administrative Agent's notice shall no longer be Investors from and after the date of the receipt of such notice.

                  "Jumbo Loan" means a Single-family Mortgage Loan (other than a FHA Loan or VA Loan) that substantially complies with all applicable requirements for purchase under the FNMA or FHLMC standard form of conventional mortgage purchase contract then in effect except that the amount of such Mortgage Loan exceeds the maximum amount under those requirements, but in no event shall the amount of such Single-family Mortgage Loan exceed SIX HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($650,000.00).

                  "Laws" means all applicable statutes, laws, ordinances, orders, writs, injunctions or decrees of any Tribunal.

                  "Lender" has the meaning set forth in the first paragraph of this Agreement.

                  "LIBOR Rate" means a rate of interest equal to the London Interbank Offered Rate for U. S. dollar deposits for an interest period of one month as quoted or published by Telerate, Bloomberg or any other rate quoting service, selected by Administrative Agent in its sole discretion for any day during a given month. In the event such rate ceases to be published or quoted, LIBOR Rate shall mean a comparable rate of interest reasonably selected by Administrative Agent. Administrative Agent's determination of the LIBOR Rate shall be conclusive and binding on the Company, absent manifest error.

                  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                  "Loan Documents" means this Agreement, the Notes, the Swingline Note, the Guaranty and each other document, instrument or agreement executed by the Company or any other Person in connection herewith or therewith, as any of the same may be amended, restated, supplemented renewed, extended or replaced from time to time.

                  "Majority Lenders" means, at any date, (a) if there are only two (2) Lenders hereunder, both Lenders or (b) if there are more than two (2) Lenders hereunder, the Lenders holding not less than sixty-six and two-thirds percent (66.67%) of the Commitment or, if the Commitment has expired, the aggregate outstanding principal balance of Advances.

                  "Manufactured Home" means a structure, transportable in one or more sections, which is built on a permanent basis and designed to be used as a dwelling with a permanent foundation when affixed to real property and connected to the required utilities, including, without limitation, plumbing and electrical systems.

                  "Manufactured Home Loan" means a Mortgage Loan with respect to which each of the following statements is accurate and complete (and Company by including such Mortgage Loan in the Collateral shall be deemed to so represent to Administrative Agent and Lenders at and as of the date of such pledge):

                  (a) Such Mortgage Loan is secured by a First Mortgage on the related Property;

                  (b) The proceeds of said Mortgage Loan are utilized by the borrower under such Mortgage Loan to facilitate the permanent attachment of a new Manufactured Home on the related Mortgaged Property;

                  (c) The Mortgaged Property securing such Mortgage Loan is located in an Acceptable Manufactured Housing State;

                  (d) Upon completion and attachment of the related Manufactured Home to the related Mortgaged Property, such Mortgage Loan will meet all underwriting and other criteria for purchase by an Investor under the Purchase Commitment relating to such Mortgage Loan;

                  (e) The Manufactured Home financed with the proceeds of such Mortgage Loan is a new Manufactured Home which has not previously been financed;

                  "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Market Value" at any time shall be determined by Administrative Agent, in its sole discretion, based upon (a) information then available to Administrative Agent regarding quotes to dealers for the purchase of mortgage notes similar to the Mortgage Notes that have been delivered to Administrative Agent pursuant to this Agreement or (b) sales prices actually received by Company for mortgage notes sold by Company during the immediately preceding thirty (30) day period similar to the Mortgage Notes that have been delivered to Administrative Agent pursuant to this Agreement.

                  "Material Adverse Effect" means any material adverse effect on
         (i) the validity or enforceability of this Agreement, the Notes, the Guaranty, or any other Loan Document, (ii) the business, operations, total Property or financial condition of the Company or Guarantor,
         (iii) the collateral under any Security Instrument, or (iv) the ability of any Related Person to fulfill its obligations under this Agreement, the Notes, the Guaranty, or any other Loan Document to which it is a party.

                  "Maximum Rate" means the maximum lawful non-usurious rate of interest (if any) that, under Applicable Law, any Lender may charge the Company on the Advances from time to time. To the extent that the interest rate laws of the State of Texas are applicable and unless changed in accordance with law, the applicable rate ceiling shall be the "weekly ceiling" determined in accordance with the Texas Finance Code, as amended.

                  "Monthly Average LIBOR Rate" means the average of all LIBOR Rates quoted during a given month. In the event (i) the Notes are paid in full and the Commitment is terminated prior to a month end; or (ii) the initial Advance hereunder occurs on a date other than the first day of that month on which LIBOR Rates are quoted, the Monthly Average LIBOR Rate shall mean, in the case of clause (i), the average of all LIBOR Rates quoted that month up to and including the last Business Day prior to such payment in full; or, in the case of clause (ii), the average of all LIBOR Rates quoted on the date of the initial Advance through the end of that month.

                  "Mortgage" means a First Mortgage or Second Mortgage on improved real property containing one-to-four family residences.

                  "Mortgage-backed Securities" means FHLMC, GNMA OR FNMA securities that are backed by Pledged Mortgages.

                  "Mortgage Loan" means any loan evidenced by a Mortgage Note. A Mortgage Loan, unless otherwise expressly stated herein, means a Single-family Mortgage Loan.

                  "Mortgage Note" means a note secured by a Mortgage.

                  "Mortgage Note Amount" means, as of the date of determination, the then outstanding unpaid principal amount of a Mortgage Note.

                  "Mortgage Pool" means a pool of Mortgage Loans that were warehoused with the Administrative Agent, on the basis of which there is to be issued a Mortgage-backed Security.

                  "Mortgaged Property" means the property, real, personal, tangible or intangible, securing a Mortgage Note.

                  "Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA that is maintained for employees of the Company or a Subsidiary of the Company.

                  "Net Investable Balances" means the average collected balances in non-interest bearing deposit accounts controlled or maintained by the Company and its Subsidiaries in accounts at Bank United, less balances to support float, activity charges, reserve requirements, Federal Deposit Insurance Corporation insurance premiums and such other assessments as may be imposed by governmental authorities from time to time.

                  "Note" means any promissory note delivered by Company to a Lender or Additional Lender pursuant to Section 2.3 or Section 8.15 in the form attached hereto as

         EXHIBIT "A-1" and all renewals, modifications and extensions thereof. "Notes" means, collectively, each Lender's and Additional Lender's Note.

                  "Notices" has the meaning set forth in Article 9 hereof.

                  "Obligations" means any and all indebtedness, obligations and liabilities of the Company to any Lender, the Administrative Agent, and the Swingline Lender (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Loan Documents, or any of them and all renewals, extensions, and modifications thereof.

                  "Obligor" means the Company and any guarantor or other person liable for payment or performance of the Obligations.

                  "Officer's Certificate" means a certificate executed on behalf of the Company by its chief financial officer or its treasurer or by such other officer as may be designated herein, substantially the form of EXHIBIT "G" hereto.

                  "Operating Account" means the non-interest bearing demand checking account established by Company with Administrative Agent to be used for Company's operations.

                  "Order" has the meaning set forth in Section 12.4 hereof.

                  "Par Value" means, with respect to any Mortgage Loan at the time of any determination, the unpaid principal balance of such Mortgage Loan on such date.

                  "Participant" has the meaning set forth in Section 13.2 hereof.

                  "Past Due Loan" means a Mortgage Loan owned by Company with respect to which two or more payments under such Mortgage Loan are more than thirty (30) days past due the payment due date set forth in the underlying Mortgage Note and Mortgage.

                  "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and federal and state governments and agencies or regulatory authorities and political subdivisions thereof.

                  "Plans" has the meaning set forth in Section 5.10 hereof.

                  "Pledged Mortgages" has the meaning set forth in Section 3.1(a) hereof.

                  "Pledged Securities" has the meaning set forth in Section 3.1(b) hereof.

                  "PMI" means any private mortgage insurance company which is acceptable to Administrative Agent, in its sole discretion; provided that at any time by written notice to Company, Administrative Agent may disapprove any PMI because it has determined in its sole discretion and for any reason that it is no longer comfortable with that Person being a PMI, whether or not that Person has been previously approved as a PMI by Administrative Agent. Upon receipt of such notice, the Persons named in Administrative Agent's notice shall no longer be PMIs from and after the date of receipt of such notice.

                  "Policies and Procedures" means those policies and procedures adopted by the Company and acceptable to Administrative Agent relating to Company's disbursements of loan proceeds under Construction Mortgage Loans at various stages of construction. The Company's current Policies and Procedures are attached as EXHIBIT "P" hereto and incorporated herein for all purposes. Such Policies and Procedures shall not be amended or modified by Company in any material respect without the prior written consent of the Administrative Agent.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Purchase Commitment" means (a) with respect to any Eligible Mortgage Loan that is an A Credit Mortgage Loan, a written commitment of an Investor to purchase such Mortgage Loan on terms satisfactory to Administrative Agent, in its sole discretion and, (b) with respect to any Eligible Mortgage Loan that is a Manufactured Home Loan, Subprime Mortgage Loan or a Second Mortgage Loan (including a High LTV Second Mortgage Loan), a written master commitment or a loan specific commitment of an Investor to purchase Collateral on terms satisfactory to Administrative Agent, in its sole discretion.

                  "Qualifying Balances" is defined in definition of "Balance Funded Amount."

                  "Redemption Amount" has the meaning set forth in Section 3.5 hereof.

                  "REO" means any interest in real property and the improvements thereon owned by Company as a result of the foreclosure or transfer in lieu of foreclosure of a Mortgage Loan.

                  "RFC" means Residential Funding Corporation, a Delaware corporation.

                  "Repurchased Advance" means an Advance under the Commitment pursuant to Article 2 of this Agreement for the purpose of financing or refinancing the repurchase of a Repurchased Mortgage Loan or a Swingline Advance made as a Repurchased Advance.

                  "Repurchased Advance Request" means an appropriate request executed by the Company and delivered to the Administrative Agent in connection with a Repurchased Advance against a Repurchased Mortgage Loan in substantially the form of EXHIBIT "C-RML" attached hereto and incorporated herein for all purposes.

                  "Repurchased Mortgage Loan" means a Single-family Mortgage Loan (a) that the Company is obligated to purchase from an Investor pursuant to a Purchase Commitment between such Investor and Company or other contractual obligation owed by Company to such Investor for any reason other than fraud of the Company or its Affiliates, agents, employees, correspondents, or brokers in the origination of such Mortgage Loan or any incurable violation of the Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, the federal Truth-in-Lending Act or any other applicable laws and regulations in the origination of such Mortgage Loans, (b) for which foreclosure proceedings have not been initiated, and (c) that is not a Foreclosure Mortgage Loan.

                  "RICO" means the Racketeer Influenced and Corrupt Organizations Act of 1970, as amended.

                  "Risk Rating" means the risk rating of a Mortgage Loan determined by the underwriting guidelines of Company or other applicable standards of an Investor to which such Mortgage Loan is to be sold by the Company under a Purchase Commitment, provided that such underwriting guidelines or other applicable standards comply with industry standards in the sole judgment of Administrative Agent.

                  "Second Mortgage" means a mortgage or deed of trust which constitutes a second Lien on improved property containing one-to-four family residences.

                  "Second Mortgage Loan" means a Single-family Mortgage Loan that (a) is underwritten in conformity with underwriting standards approved by the applicable Investor, (b) has a Combined Loan-to-Value Ratio not greater than ninety-five percent (95%) except for High LTV Second Mortgage Loans and (c) secured by a Second Mortgage.

                  "Servicing Contract" means, with respect to any Person, the arrangement, whether or not in writing, pursuant to which such Person has the right to service Mortgage Loans.

                  "Servicing Rights" means the obligations, rights, remedies, powers, privileges, benefits and responsibilities of a Person to service Mortgage Notes for GNMA, FNMA or FHLMC under and in accordance with the GNMA Guide, the FNMA Guide and the FHLMC Guide, respectively or for any Investor under any Servicing Contract, including, without limitation, (i) the right to receive servicing fees, termination fees, net sales proceeds, late charges, insufficient fund fees, and other ancillary income relating to the Mortgage Notes (ii) the right to hold and administer the escrow accounts, and (iii) the right to all loan files, insurance files, tax records, collection records, documents, ledgers, computer printouts, computer tapes and other records, data or information relating to the Mortgage Notes, the escrow accounts or the servicing or otherwise necessary or proper to perform the obligations of servicer.

                  "Single-family Mortgage Loan" means a Mortgage Loan that is secured by a Mortgage covering improved real property containing one to four family residences.

                  "Staged Disbursements" means disbursements by the Company of loan proceeds under a Construction Mortgage Loan at various stages of construction in accordance with its Policies and Procedures.

                  "Statement Date" has the meaning set forth in Section 4.1(a)(4) hereof.

                  "Subordinated Debt" means unsecured Indebtedness of Company which matures at least twelve (12) months after the Termination Date and is subject to a subordination agreement in form and substance satisfactory to Administrative Agent in its sole and absolute discretion, which subordination agreement shall provide for, among other things, a prohibition on (i) principal payments of such Indebtedness until the Obligations are paid in full and all commitments of Lenders to advance funds hereunder have terminated, (ii) interest payments on such Indebtedness if a Default is then continuing or would arise as a result of such payment and (iii) the exercise of any rights or remedies by the subordinating creditor against Company, Guarantor (if Guarantor is not the subordinating creditor) or any of the Collateral until such time as the Obligations have been paid in full.

                  "Subprime Mortgage Loan" means a Single-family Mortgage Loan that (a) is, in the reasonable judgment of the Administrative Agent, consistent in all respects with traditional standards imposed by whole loan purchasers, relevant rating agencies and pool insurers for classification as "A-", "B" or "C" Mortgage Loan, (b) has a maximum loan amount that does not exceed THREE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($350,000.00) without prior written consent of the Administrative Agent, (c) is secured by a First Mortgage or Second Mortgage, (d) has a Combined Loan-to-Value Ratio not greater than one hundred percent (100%), (e) is underwritten in accordance with standards acceptable to the Administrative Agent so that such Mortgage Loan is readily salable to an Investor and (f) is covered by a Purchase Commitment.

                  "Subsidiary" means any corporation, association or other business entity in which more than fifty percent (50%) of the total voting power or shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "Swingline Advance" means an Advance made by Swingline Lender pursuant to Section 2.9 of this Agreement.

                  "Swingline Lender" means Bank United.

                  "Swingline Note" means the promissory note delivered by Company to Swingline Lender pursuant to Section 2.9 of this Agreement in the form attached hereto as EXHIBIT "A-2", and all renewals, extensions, and modifications thereof and all substitutions therefor.

                  "Termination Date" shall mean October 15, 2000, or such earlier date upon which Lenders' obligation to fund shall be terminated pursuant to the terms of this Agreement.

                  "Texas Finance Code" is defined in the definition of "Applicable Law."

                  "Tribunal" shall mean any court or governmental department, commission, board, bureau, agency, or instrumentality of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted and/or existing.

                  "Unit Collateral Value" means, at the time of any determination,

                  (a) with respect to each Eligible Mortgage Loan included in the Collateral for not more than ninety (90) days, that is not a Second Mortgage Loan or an High LTV Second Mortgage Loan, ninety-eight percent (98%) of the Collateral Value of such Mortgage Loan as of such date; and

                  (b) with respect to each Eligible Mortgage Loan included in the Collateral for more than ninety (90) days but not in excess of one hundred twenty (120) days, that is not a Second Mortgage Loan or an High LTV Second Mortgage Loan, ninety percent (90%) of the Collateral Value of such Mortgage Loan at such date; and

                  (c) with respect to each Eligible Mortgage Loan included in the Collateral for more than one hundred twenty (120) days but not in excess of one hundred fifty (150) days, that is not a Second Mortgage Loan or an High LTV Second Mortgage Loan, eighty percent (80%) of the Collateral Value of such Mortgage Loan at such date; and

                  (d) with respect to each Eligible Mortgage Loan included in the Collateral for more than one hundred fifty (150) days but not in excess of two hundred forty (240) days, that is not a Second Mortgage Loan or an High LTV Second Mortgage Loan, seventy percent (70%) of the Collateral Value of such Mortgage Loan at such date; and

                  (e) with respect to each Eligible Mortgage Loan included in the Collateral for more than ninety (90) days that is a Second Mortgage Loan or an High LTV Second Mortgage Loan, ninety percent (90%) of the Collateral Value of such Mortgage Loan as of such date; provided, however, if such Mortgage Loan is covered by a specific Purchase Commitment from an Investor for Second Mortgage Loans as set forth on EXHIBIT "M", hereto, such amount shall be ninety-five (95%) of the Collateral Value of such Mortgage Loan; and

                  (f) with respect to each Eligible Mortgage Loan included in the Collateral for more than ninety (90) days but not in excess of one hundred twenty (120) days, that is a Second Mortgage Loan or an High LTV Second Mortgage Loan, eighty percent (80%) of the Collateral Value of such Mortgage Loan as of such date; and

                  (g) with respect to each Eligible Mortgage Loan included in Collateral for more than one hundred twenty (120) days but not in excess of one hundred fifty (150) days, that is a Second Mortgage Loan or an High LTV Second Mortgage Loan, seventy percent (70%) of the Collateral Value of such Mortgage Loan as of such date; and

                  (h) with respect to each Eligible Mortgage Loan included in the Collateral for more than one hundred fifty (150) days but not in excess of two hundred forty (240) days, that is a Second Mortgage Loan or an High LTV Second Mortgage Loan, sixty percent (60%) of the Collateral Value of such Mortgage Loan as of such date; and

                  (i) with respect to each Eligible Construction Mortgage Loan included in the Collateral for not more than three hundred sixty (360) days, ninety-five percent (95%) of the Collateral Value of such Mortgage Loan as of such date; and

                  (j) with respect to each Eligible Construction Mortgage Loan included in the Collateral for more than three hundred sixty (360) days, sixty-five percent (65%) of the Collateral Value of such Mortgage Loan as of such date; and

                  (k) with respect to each Eligible REO included in the Collateral, fifty percent (50%) of the least of: (i) the appraised value of the Eligible REO at the time of acquisition by Company; (ii) the acquisition cost to Company of such Eligible REO; or (iii) the market value of such Eligible REO; and

                  (l) with respect to each Eligible Repurchased Mortgage or Eligible Delinquent Loan included in the Collateral, seventy percent (70%) of the Collateral Value of such Mortgage Loan as of such date; provided that the Unit Collateral Value of any Delinquent Loan shall not be changed in the event any past-due payments under such Mortgage Loan are brought current; and

                  (m) with respect to each Eligible Past Due Loan and Eligible Foreclosure Mortgage Loan included in the Collateral, seventy percent (70%) of the Collateral Value of such Mortgage Loan as of such date; and

                  (n) with respect to any Mortgage Loan that is not an Eligible Mortgage Loan, an Eligible Construction Mortgage Loan, an Eligible Past Due Loan, an Eligible Delinquent Loan, an Eligible Foreclosure Mortgage Loan, or an Eligible Repurchased Mortgage Loan, the Collateral Value shall be equal to zero (0).

                  "VA" means the U.S. Department of Veteran's Affairs and any successor thereto.

                  "VA Loan" means a Single-family Mortgage Loan, payment of which is guaranteed by the VA or with respect to which there is a current binding and enforceable commitment for such a guaranty issued by the VA or its delegated underwriter.

                  "Warehouse Advance" means an Advance under the Commitment pursuant to Article 2 of this Agreement against an Eligible Mortgage Loan or an Eligible Delinquent Loan, an Eligible Past Due Loan, or an Eligible Construction Mortgage Loan.

                  "Warehouse Advance Request" means a request for a Warehouse Advance executed by the Company and delivered to the Administrative Agent in substantially the form of EXHIBIT "C-SF".

                  "Wet Advance" means an Advance made by the Lenders prior to all of the Collateral Documents being delivered to the Administrative Agent.

         1.2      Other Definitional Provisions.

                  (a) Accounting terms not otherwise defined herein shall have the meanings given the terms under GAAP.

                  (b) Defined terms may be used in the singular or the plural, as the context requires.

                  (c) All references to time of day shall mean the then applicable time in Houston, Texas, unless expressly provided to the contrary.

                  (d) References in any of the Loan Documents to any property's being pledged to the Administrative Agent or any Liens or security interests being granted to or held by the Administrative Agent (or required so to be) shall mean, respectively, pledged to, granted to or held by Administrative Agent for itself as Lender and as agent for the other Lenders.

2.       THE CREDIT.

         2.1       The Commitment.

                  (a) Subject to the terms and conditions of this Agreement and provided no Default or Event of Default has occurred and is continuing, each Lender severally and not jointly agrees, from time to time during the period from the date hereof to, but not including the Termination Date, to make Advances to the Company, provided, however, that (1) the sum of the total aggregate principal amount outstanding at any one time of all Advances hereunder shall not exceed the Commitment and (2) no Lender's portion of the Advances shall exceed such Lender's Commitment Amount. Within the Commitment, the Company may borrow, repay and reborrow. All Advances under this Agreement shall constitute a single indebtedness, and all of the Collateral shall be security for the Notes and the Swingline Note and for the performance of all the Obligations of the Company to the Lenders, Swingline Lender, and the Administrative Agent.

                  (b) Advances shall be used by the Company solely for the purpose of funding of (i) with respect to Warehouse Advances for the acquisition or origination of Eligible Mortgage Loans, Eligible Delinquent Loans, Eligible Construction Mortgage Loans, and Eligible Past Due Loans, (ii) with respect to Repurchased Advances, the repurchase of Eligible Repurchased Mortgage Loans, (iii) with respect to Foreclosure Advances, the repurchase of Eligible Foreclosure Mortgage Loans and the purchase of Eligible REO. Advances shall be made against the pledge of such Collateral as is eligible to be pledged against such Advances hereunder. Advances shall also be subject to the following restrictions:

                           (1) No Warehouse Advance shall be made against
                  Mortgage Loans that are not Eligible Mortgage Loans, Eligible Delinquent Loans, Eligible Construction Mortgage Loans, or Eligible Past Due Loans.

                           (2) No Repurchased Advance shall be made against a
                  Repurchased Mortgage Loan that is not an Eligible Repurchased Mortgage Loan.

                           (3) No Foreclosure Advance shall be against a
                  Foreclosure Mortgage Loan that is not an Eligible Foreclosure Mortgage Loan or REO that is not Eligible REO.

                           (4) The aggregate amount of Wet Advances against
                  Mortgage Loans outstanding at any one time shall not exceed TWENTY-THREE MILLION ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($23,100,000.00).

                           (5) The aggregate amount of Advances outstanding at
                  any one time against Subprime Mortgage Loans shall not exceed TWENTY-TWO MILLION AND NO/100 DOLLARS ($22,000,000.00).

                           (6) The aggregate amount of Advances outstanding at
                  any one time against Second Mortgage Loans (including High LTV Second Mortgage Loans) shall not exceed SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00) in the aggregate.

                           (7) The aggregate amount of Advances outstanding at
                  any one time against Manufactured Home Loans shall not exceed ONE MILLION SIX HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($1,650,000.00).

                           (8) The aggregate amount of Foreclosure Advances and
                  Repurchased Advances outstanding at any one time shall not exceed ONE MILLION THREE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($1,375,000.00).

                           (9) The aggregate amount of all Advances outstanding
                  at any one time against Aged Mortgage Loans shall not exceed ONE MILLION ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,100,000.00).

                           (10) The aggregate amount of Advances outstanding at
                  any one time against Construction Mortgage Loans shall not exceed SIX MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($6,600,000.00).

                  (c) No Advance shall exceed the following amounts applicable to the type of Collateral determined as of the date the Collateral is pledged to Administrative Agent:

                           (1) No Warehouse Advance against an A Credit Mortgage
                  Loan, Subprime Mortgage Loan or a Manufactured Home Loan shall exceed an amount equal to ninety-eight percent (98%) of the Collateral Value of such Mortgage Loan.

                           (2) No Warehouse Advance against a Second Mortgage
                  Loan (including a High LTV Second Mortgage Loan) shall exceed an amount equal to ninety percent (90%) of the Collateral Value of such Mortgage Loan; provided, however, if Administrative Agent is provided a prior written approval from an Investor for Second Mortgage Loans as shown on EXHIBIT "M" hereto approving the purchase of such Mortgage Loan for purchase by such Investor, the advance rate shall be increased to ninety-five percent (95%).

                           (3) with respect to each Eligible Construction
                  Mortgage Loan covered by a Purchase Commitment, an amount equal to ninety-five percent (95%) of each

                  Staged Disbursement; provided, however, that the total aggregate Advances outstanding against such Construction Mortgage Loan, as of but prior to the final draw thereunder and concurrent with the permanent loan funding thereof, shall not exceed ninety percent (90%) of the Appraised Value of the Mortgaged Property securing such Construction Mortgage Loan.

                           (4) No Warehouse Advance against a Delinquent Loan or
                  Past Due Loan shall exceed an amount equal to seventy percent (70%) of the Collateral Value of such Mortgage Loan.

                           (5) No Repurchased Advance shall exceed an amount
                  equal to seventy percent (70%) of the Collateral Value of the Repurchased Mortgage Loan funded or refinanced from the proceeds of such Repurchased Advance.

                           (6) No Foreclosure Advance shall exceed an amount
                  equal to seventy percent (70%) of the Collateral Value of the Foreclosure Mortgage Loan or with respect to REO funded or refinanced from the proceeds of such Foreclosure Advance, fifty percent (50%) of the Collateral Value of the REO.

         2.2      Procedures for Obtaining Advances.

                  (a) The Company may obtain an Advance hereunder, subject to the satisfaction of the conditions set forth in Sections 4.1 and 4.2 hereof, upon compliance with the procedures set forth in this Section
         2.2 and in EXHIBIT "D" attached hereto and made a part hereof. Requests for Advances shall be initiated by the Company (i) by delivering to the Administrative Agent, by telecopy (with original to be sent immediately thereafter by overnight mail) a completed and signed Advance Request, or (ii) by using the electronic data transmission service provided by the Administrative Agent and its licensor, MBMS Incorporated, to transmit to the Administrative Agent a request for Advance ("Electronic Request"), which shall include all information required by the Advance Request through the Warehouse Management System software provided by the Administrative Agent and its licensor, MBMS Incorporated. The Administrative Agent shall have the right, on not less than three (3) Business Days' prior notice to the Company, to modify the Advance Request, Electronic Request, or any exhibits hereto to conform to current legal requirements or Administrative Agent's practices, and, as so modified, said Advance Request, Electronic Request or exhibits shall be deemed a part hereof. In consideration of the Lenders permitting the Company to make Electronic Requests for Advances utilizing the Warehouse Management System software or Advance Requests by telecopy, the Company covenants and agrees to assume liability for and to protect, indemnify and save the Lenders and the Administrative Agent harmless from, any and all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including attorneys' fees and expenses of employees, which may be imposed, incurred by or asserted against the Lenders or the Administrative Agent by reason of any loss, damage or claim howsoever arising or incurred because of, out of or in connection with (i) any action of the Administrative Agent or any Lender pursuant to Electronic Requests or Advance Requests by telecopy, (ii) the breach of any provisions of this Agreement by the Company, (iii) the transfer of funds pursuant to such Electronic Requests or Advance Requests by telecopy, or (iv) the Administrative Agent's or any Lender honoring or failing to honor any Electronic Request or Advance Request by telecopy for any reason or no reason whatsoever. The Administrative Agent is entitled to rely upon and act upon Electronic Requests or Advance Requests by telecopy, and the Company shall be unconditionally and absolutely estopped from denying (x) the authenticity and validity of any such transaction so acted upon by the Administrative Agent once the Administrative Agent has advanced funds and has deposited or transferred such funds as requested in any such Electronic Request or Advance Request by telecopy, and (y) the Company's liability and responsibility therefor.

                  (b) In the case of any Wet Advances, the Company shall follow the procedures and, at or prior to the Lenders' making of such Wet Advances, shall deliver to the Administrative Agent or its designee the documents required by EXHIBIT "D" in connection with such Wet Advance. In case of Mortgage Loans financed through a Wet Advance, the Company shall cause all Collateral Documents to be delivered to the Administrative Agent or its designee within seven (7) Business Days after the date of the Wet Advance relating thereto.

                  (c) Before funding, the Administrative Agent and its designee shall have a reasonable time to examine such Advance Request and the Collateral Documents to be delivered prior to such requested Advance, and may reject such of them as do not meet the requirements of this Agreement. The Advance Request and the Collateral Documents (unless such Advance is a permitted Wet Advance) must be received by Administrative Agent and all other conditions to such Advance must be satisfied no later than 12:00 noon Houston, Texas time in order for funding to occur the same day.

                  (d) Each Advance Request shall constitute a request for both
         (1) a Swingline Advance to be funded by Swingline Lender and the Advances to be made by Lenders to refinance that Swingline Advance, and
         (2) if Swingline Lender elects not to make a Swingline Advance, the Advances actually requested by the text of the Advance Request to be funded by the Lenders. The Administrative Agent shall promptly, and in any case not later than 1:00 p.m. on the date an Advance is to be made, notify each Lender of its receipt of an Advance Request, the matters specified therein, and of such Lender's Commitment Percentage of the requested Advance. If all conditions precedent to such Advance have been met and Administrative Agent has notified each Lender that Swingline Lender has elected not to make a Swingline Advance pursuant to such Advance Request, each Lender shall remit its Commitment Percentage of any Advance requested in an Advance Request to Administrative Agent's principal office in Houston, Texas, by wire transfer according to Administrative Agent's wire instructions, in funds that are available for immediate use by Administrative Agent by 4:00 p.m. on the date such Advance is to be made.

                  (e) Absent contrary written notice from a Lender received by Administrative Agent by 2:00 p.m. on the Advance Date, Administrative Agent may assume that each Lender has made its Commitment Percentage of an Advance under an Advance Request available to Administrative Agent on the Advance Date and may, but is not obligated to, make available to Company a corresponding amount. If a Lender fails to make its Commitment Percentage of that Advance available to Administrative Agent on the Advance Date (whether because of that Lender's default, because that Lender is not open for business on that Business Day, or otherwise) then Administrative Agent may recover that amount on demand
         (i) from that Lender, together with interest at the Federal Funds Rate, during the period from the Advance Date to the date Administrative Agent recovers that amount from that Lender - which payment is deemed to be that Lender's Commitment Percentage of that Advance or (ii) if that Lender fails to pay that amount upon demand, then from Company together with interest at an annual interest rate equal to the rate applicable to the requested Advance during the period from the Advance Date to the date Administrative Agent recovers that amount from Company. If any Lender fails to fund its Commitment Percentage in any Advance, the other Lenders shall be entitled, but not obligated, to fund the defaulting Lender's Commitment Percentage in such Advance. Thereafter, the Commitment Percentage of each Lender shall be adjusted accordingly. Nothing in these provisions changes or limits the obligation of each Lender to lend its Commitment Percentage of each Advance. Each Lender assumes the credit risk for amounts lent by Administrative Agent pursuant to this Section 2.2(e) from the time the Advance is made available to or for the Company, and, after Administrative Agent has recovered the amount of interest provided for in clause (i) above, is entitled to interest on such amount lent from such time.

                  (f) Although no Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Advance, that failure does not excuse any other Lender from making its Commitment Percentage of that Advance.

                  (g) To make an Advance, the Administrative Agent shall credit the Company's Funding Account with the Administrative Agent upon compliance by the Company with the terms of this Agreement.

         2.3 Notes. The Company's obligation to pay the principal of, and accrued and unpaid interest on, all Advances made by the Lenders shall be evidenced by the Notes of the Company in favor of each Lender. All terms and provisions of the Notes are hereby incorporated herein.

         2.4      Interest.

                  (a) Except as otherwise provided in Section 2.4(c) below, each Lender's Advances (exclusive of any past due principal) from time to time outstanding shall bear interest on each day outstanding at the Applicable Rate in effect on such day; provided, however, that the portion of such Lender's Advances which is equal to the Balance Funded Amount, if any, for such Lender computed for the immediately preceding Balance Calculation Period, shall bear interest on each day outstanding at the Balance Funded Rate. Each Lender which has any Balance Funded Amount for any Balance Calculation Period shall provide Administrative Agent written notice of such Balance Funded Amount not later than two
         (2) Business Days after the end of such Balance Calculation Period, and Administrative Agent shall be entitled to rely on the accuracy of such notice in calculating the interest accrued for such Balance Calculation Period.

                  (b) Interest shall be computed on the basis of a 360-day year and applied to the actual number of days elapsed in each interest calculation period and shall be payable monthly in arrears, on the twenty-fifth (25th) day of each month, commencing with the first month following the date of this Agreement, and continuing on the 25th day of each calendar month thereafter until the Termination Date when all outstanding and unpaid Advances plus all accrued and unpaid interest shall be immediately due and payable.

                  (c) Obligations not paid when due (whether at stated maturity, upon acceleration following the occurrence of an Event of Default or otherwise) shall bear interest, from the date due until paid in full, at a rate of interest ("Default Rate") at all times equal to the lesser of (i) four percent (4) per annum over the Applicable Rate; or (ii) the Maximum Rate, said interest to be payable on demand by Administrative Agent.

         2.5      Principal Payments.

                  (a) The outstanding unpaid principal amount of all Advances shall be payable in full on October 15, 2000.

                  (b) The Company shall have the right to prepay the outstanding Advances in whole or in part, from time to time, without premium or penalty.

                  (c) The Company shall be obligated to pay to the Administrative Agent, on behalf of Lenders, without the necessity of prior demand or notice from the Administrative

         Agent or any Lender, (and the Company authorizes the Administrative Agent on behalf of the Lenders to charge the Funding Account or any other accounts of the Company [excluding any monies held by Company in trust for third parties] in Administrative Agent's possession for) the amount of any outstanding Advance against any Collateral upon the earliest occurrence of any of the following events:

                           (1) The expiration of ninety (90) days from the date
                  any Mortgage Loan was originally pledged as Collateral, excluding Aged Mortgage Loans, Construction Mortgage Loans, Past Due Loans, Foreclosure Mortgage Loans, Repurchased Mortgage Loans, and Delinquent Loans;

                           (2) The expiration of forty-five (45) days from the
                  date any Mortgage Loan was delivered to an Investor for examination and purchase, without the purchase being made, or upon rejection of the Mortgage Loan as unsatisfactory by an Investor and without such Mortgage Loan being redelivered by such Investor to the Lender and continuing thereafter to qualify as an Eligible Mortgage Loan hereunder;

                           (3) The expiration of forty-five (45) days from the
                  date Mortgage Loan is delivered to the certificating custodian acceptable to the Administrative Agent for the issuance of a Mortgage-backed Security;

                           (4) The expiration of seven (7) Business Days from
                  the date a Wet Advance was made without receipt of all Collateral Documents relating to any Mortgage Loan funded by a Warehouse Advance, or such Collateral Documents, upon examination by the Administrative Agent, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment;

                           (5) The expiration of ten (10) calendar days from the
                  date a Collateral Document in connection with any Mortgage Loan included in Collateral was delivered to the Company for correction or completion, without being returned to the Administrative Agent, corrected or completed;

                           (6) Any Mortgage Loan included in Collateral is
                  foreclosed, except for Eligible Foreclosure Mortgage Loans;

                           (7) Any Mortgage Loan included in Collateral ceases
                  to be or is not an Eligible Mortgage Loan, an Eligible Construction Mortgage Loan, an Eligible Past Due Loan, an Eligible Delinquent Loan, an Eligible Foreclosure Mortgage Loan, or an Eligible Repurchased Mortgage Loan;

                           (8) Upon sale of any Collateral;

                           (9) Payment of any Lien prior to a Second Mortgage
                  Loan is delinquent for a period of thirty (30) days or more;
                  and

                           (10) The expiration of three hundred sixty (360) days
                  from the date of any Repurchased Advance or Foreclosure Advance against any Collateral that support such Advances.

                  Upon receipt of such payment by the Administrative Agent, such Collateral shall be considered to have been redeemed from pledge, and the Collateral Documents, relating thereto which have not been delivered to an Investor or the pool custodian or pool trustee, as the case may be, shall be released by the Administrative Agent to the Company. Administrative Agent shall endeavor to provide written notice to the Company of any charging against the Funding Account pursuant to
         Section 2.5(c) of this Agreement, provided that Administrative Agent shall not be obligated to provide such notice as a condition precedent to debiting against the Funding Account in accordance with Section 2.5(c) of this Agreement and the failure to provide such notice shall not subject the Administrative Agent to any claim for damages by the Company.

                  (d) With respect to each Aged Mortgage Loan that is an A Credit Mortgage Loan, a Subprime Mortgage Loan, or a Manufactured Home Loan, the Company shall be obligated to pay to the Administrative Agent on behalf of the Lenders without the necessity of prior demand or notice from Administrative Agent or any Lender (and the Company authorizes the Administrative Agent to charge the Funding Account or any other accounts of the Company [excluding monies held by the Company in trust for third parties] in Administrative Agent's possession for the payment thereof) the principal payments in the amounts and on the dates specified below:

                           (1) On the date such Mortgage Loan becomes an Aged
                  Mortgage Loan, a principal payment in an amount necessary to reduce the outstanding unpaid Advances against such Aged Mortgage Loan to an amount equal to ninety percent (90%) of the Collateral Value of such Aged Mortgage Loan as of such date

                           (2) On the date which is thirty-one (31) days from
                  the date such Mortgage Loan became an Aged Mortgage Loan, a principal payment in an amount necessary to reduce the outstanding unpaid Advances made against such Aged Mortgage Loan to an amount equal to eighty percent (80%) of the Collateral Value of such Aged Mortgage Loan as of such date;

                           (3) On the date which is sixty-one (61) days from the
                  date such Mortgage Loan became an Aged Mortgage Loan, a principal payment in an amount necessary to reduce the outstanding unpaid Advances against such Aged Mortgage Loan to an amount equal to seventy percent (70%) of the Collateral Value of such Aged Mortgage Loan as of such date;

                           (4) On the date which is one hundred fifty-one (151)
                  days from the date such Mortgage Loan became an Aged Mortgage Loan, an amount equal to the balance of the aggregate outstanding unpaid Advances against such Aged Mortgage Loan.

                  (e) With respect to each Aged Mortgage Loan that is a Second Mortgage Loan (including a High LTV Second Mortgage Loan), the Company shall be obligated to pay to the Administrative Agent on behalf of the Lenders, without necessity of prior demand or notice from Administrative Agent or any Lender (and the Company authorizes the Administrative Agent on behalf of the Lenders to charge the Funding Account or any other accounts of the Company [excluding monies held by the Company in trust for third parties] in Administrative Agent's possession for the payment thereof) the principal payments in the amounts and on the dates specified below:

                           (1) On the date such Mortgage Loan becomes an Aged
                  Mortgage Loan, a principal payment in an amount necessary to reduce the outstanding unpaid Advances against such Aged Mortgage Loan to an amount equal to eighty percent (80%) of the Collateral Value of such Aged Mortgage Loan as of such date

                           (2) On the date which is thirty-one (31) days from
                  the date such Mortgage Loan became an Aged Mortgage Loan, a principal payment in an amount necessary to reduce the outstanding unpaid Advances made against such Aged Mortgage Loan to an amount equal to seventy percent (70%) of the Collateral Value of such Aged Mortgage Loan as of such date;

                           (3) On the date which is sixty-one (61) days from the
                  date such Mortgage Loan became an Aged Mortgage Loan, a principal payment in an amount necessary to reduce the outstanding unpaid Advances against such Aged Mortgage Loan to an amount equal to sixty percent (60%) of the Collateral Value of such Aged Mortgage Loan as of such date;

                           (4) On the date which is one hundred fifty-one (151)
                  days from the date such Mortgage Loan became an Aged Mortgage Loan, an amount equal to the balance of the aggregate outstanding unpaid Advances against such Aged Mortgage Loan.

                  (f) With respect to each Aged Mortgage Loan that is a Construction Mortgage Loan, the Company shall be obligated to pay to the Administrative Agent on behalf of the Lenders, without the necessity of prior demand or notice from Administrative Agent or any Lender, (and the Company authorizes the Administrative Agent to charge the Funding Account or any other accounts of the Company [excluding monies held by the Company in trust for third parties] in Administrative Agent's possession for the payment thereof) the principal payments in the amounts and on the dates specified below:

                           (1) On the date such Mortgage Loan becomes an Aged
                  Mortgage Loan, a principal payment in an amount necessary to reduce the outstanding unpaid Advances against such Mortgage Loan to an amount equal to sixty-five percent (65%) of the Collateral Value of such Mortgage Loans as of such date;

                           (2) On the date such Mortgage Loan has been included
                  in the Collateral for five hundred forty (540) days (computed from the date it was originally pledged as Collateral), an amount equal to the balance of the aggregate outstanding unpaid Advances against such Construction Mortgage Loan.

         2.6 Expiration of Commitment. Unless extended or terminated earlier as permitted hereunder, the Commitment shall expire of its own term, and without the necessity of action by the Lenders, at the close of business on the Termination Date. However, the remainder of this Agreement shall remain in full force and effect until all amounts due on the Obligations have been paid in full. The Lenders have not made, and do not hereby make, any commitment to renew, extend, rearrange or otherwise refinance the outstanding and unpaid principal of the Notes or accrued interest thereon. In the event, however, the Lenders from time to time renew, extend, rearrange, increase and/or otherwise refinance any portion or all of any Obligation and any accrued interest thereon at any time, such refinancing shall be evidenced by appropriate promissory notes in form and substance satisfactory to the Lenders and, unless otherwise noted or modified at such time or times by the terms of such promissory note or any agreements executed in connection therewith, any such promissory notes and refinancing evidenced thereby shall be governed in all respects by the terms of this Agreement.

         2.7      Method of Making Payments and Distributions.
On or before the fifth (5th) Business Day of each month, Administrative Agent shall deliver to the Company a statement of interest due and payable to each Lender or Swingline Lender on its Advances or Swingline Advances, as the case may be, during the previous month. On or before the twenty-fifth (25th) of each month, the Company shall pay to the Administrative Agent the amount of interest payable to each Lender or Swingline Lender for the preceding month. The Administrative Agent shall distribute the amount so paid to the Lenders and Swingline Lender, as appropriate. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Administrative Agent, on behalf of the Lenders, not later than 2:00 p.m. (Houston, Texas time) on the date when due unless such date is a non-Business Day, in which case, such payment shall be due not later than 2:00 p.m. (Houston, Texas time) on the first Business Day thereafter, and shall be made in lawful money of the United States of America in immediately available funds. Any such payment made after 2:00 p.m. (Houston, Texas time) shall be deemed to be received on the next Business Day and, if applicable, interest thereon shall continue to accrue until such next Business Day. When received, Administrative Agent shall promptly, and in any case not later than 3:00 p.m. (Houston, Texas time) on the date received, if received prior to 2:00 p.m. (Houston, Texas time), otherwise on the date deemed received, distribute each payment (a) first to the Swingline Lender until the principal amount of all outstanding Swingline Advances have been paid in full and (b) the balance, if any, pro rata to the Lenders according to their applicable Commitment Percentage in such payments.

         2.8      Commitment Fee.

                  (a) In consideration of the Lender's Commitment to make Advances, Company shall pay to Administrative Agent for the ratable account of each Lender in accordance with their respective Commitment Percentage, a commitment fee ("Commitment Fee") determined by applying a rate of 17.5 basis points (0.175%) per annum (based on a 360 day-year and applied to the actual number of days elapsed) on the amount of the Commitment from the effective date of this Agreement through and including the Termination Date, which Commitment Fee shall be due and payable in quarterly installments with the first quarterly installment being due and payable upon the execution and delivery of this Agreement and a like installment every ninety (90) days thereafter until the Commitment Fee has been paid in full. The Commitment Fee shall be deemed fully earned and nonrefundable upon the execution and delivery of this Agreement notwithstanding any decrease of the Commitment or the Commitment is not fully funded. If the Commitment is increased, Company shall pay to Agent for the account of the Lenders, in accordance with their respective Commitment Percentage in such increase, an additional commitment fee of 0.175% per annum on the amount of such increase from the effective date of such increase through and including the Termination Date, such additional commitment fee shall be due and payable on the effective date of such increase.

                  (b) To the Administrative Agent for its own account, an agency fee in an amount agreed to by Company and the Administrative Agent.

                  (c) To the Collateral Agent for its own account, such fees as may be separately agreed to by Company and the Collateral Agent.

         2.9 Swingline. On the terms and subject to the conditions set forth herein, the Swingline Lender agrees that it may, from time to time to, but not including, the Termination Date, agree to make Warehouse Advances, Construction Advances, Repurchased Advances, and Foreclosure Advances requested by the Company in an aggregate outstanding amount not to exceed FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00). Such Swingline Advances shall be in an amount equal to the amount of the Advance requested by the Company less any payments applied to reduce outstanding Advances on the date of such Swingline Advance. A Swingline Advance may be made as a Warehouse Advance, a Repurchased Advance, and a Foreclosure Advance, and shall bear interest, from the date of such Swingline Advance until paid in full, at the Applicable Rate applicable to that type of Advance. Swingline Advances shall be evidenced by a Swingline Note. The Lenders (including Bank United) hereby agree to purchase from the Swingline Lender an undivided participation interest in all outstanding Swingline Advances held by the Swingline Lender at any time in an amount equal to each Lender's Commitment Percentage of such Swingline Advances. The Swingline Lender may at any time in its sole and absolute discretion (and shall no less frequently than weekly) request the Lenders to fund their Commitment Percentage in the aggregate amount necessary to repay the outstanding Swingline Advances and each Lender absolutely and unconditionally agrees to fund such Lender's Commitment Percentage of such Swingline Advances, regardless of any Default or Event of Default or other condition which would otherwise excuse such Lender from funding its Commitment Percentage of such Swingline Advances, provided that no Lender shall be required to make Advances to repay Swingline Advances which would cause such Lender's portion of all Advances then outstanding to exceed such Lender's Commitment Amount, in each case at the time the Lender funds its Commitment Percentage of such Swingline Advances; and provided further, that a Lender shall not be obligated to make Advances to repay Swingline Advances unless (A) the Swingline Lender believed in good faith that all conditions to making the subject Swingline Advance were satisfied at the time such Swingline Advance was made, or (B) such Lender had actual knowledge, by receipt of the statements furnished to it pursuant to Section 6.2 hereof or otherwise, that any such condition had not been satisfied and failed to notify the Swingline Lender in a writing received by the Swingline Lender prior to the time it made such Swingline Advance that the Swingline Lender was not authorized to make a Swingline Advance until such condition had been satisfied, or (C) the satisfaction of any such condition that was not satisfied had been waived in writing by the requisite Lenders in accordance with the provisions of this Agreement. Upon an Event of Default and the acceleration of the Obligations, each Lender (including Bank United) shall fund such Lender's Commitment Percentage of such Swingline Advances. Each Lender's Commitment Percentage of the Swingline Advances shall be delivered directly to the

Swingline Lender in immediately available funds at the office of the Administrative Agent by 2:00 o'clock, p.m. on (i) the date of such request therefor, if such request is made prior to 10:00 o'clock, a.m., or (ii) otherwise, the first (1st) Business Day following such request therefor, and shall be promptly applied against the outstanding Swingline Advances. Upon any such delivery and application, the amount so refunded shall cease to be a Swingline Advance, and shall become an Advance made by the applicable Lender to the Company.

         2.10 Increased Costs; Capital Requirements. In the event any applicable law, order, regulation or directive issued by any governmental or monetary authority, or any change therein or in the governmental or judicial interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) by any governmental or monetary authority:

                  (a) Does or shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Advances made hereunder, or change the basis of taxation on payments to such Lender of principal, fees, interest or any other amount payable hereunder (except for change in the rate of tax on the overall gross or net income of such Lender by the jurisdiction in which such Lender's principal office is located);

                  (b) Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the interest rate as calculated hereunder;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining any Advance or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of such Lender or any Person controlling such Lender as it relates to credit facilities in the nature of that evidenced by this Agreement, then, in any such case, the Company shall promptly pay necessary to compensate such Lender for reduced amounts receivable or reduced rate by such Lender with respect to this Agreement hereunder or such Lender's obligations becomes entitled to claim any additional amounts pursuant to this Section, it shall notify the Company through the Administrative Agent of the event by reason of which it has become so entitled and the Company shall pay such amount within fifteen (15) days thereafter. Notwithstanding the foregoing, the Company shall not be obligated to pay any such additional amounts attributable to the period (the "Excluded Period") ending ninety (90) days prior to the date the Company receives written notice of the law, order, regulation, directive, change or request by reason of which such additional amounts are payable, except to the extent such additional amounts accrued during the Excluded Period due to the retroactive application of such law, order, regulation, directive, change or request, in which case the limitation set forth in this sentence shall not apply. A certificate as to any additional amount payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by a Lender, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error. The obligations of the Company under this Section shall survive the payment of all other Obligations and the termination of this Agreement.

         2.11 Restatement. This Agreement amends and restates the Existing Agreement in its entirety. All outstanding and unpaid advances under the Existing Agreement shall continue and be deemed Advances hereunder and evidenced by the Notes. All liens, security interests, and assignments securing the obligations of the Company under the Existing Agreement are hereby ratified, confirmed, and brought forward as security for the Obligations, in addition to and cumulative of all other security.

3.       COLLATERAL.

         3.1 Grant of Security Interest. As security for the payment and performance of all of the Company's Obligations, the Company hereby assigns and transfers all right, title and interest in and to and grants a security interest to the Administrative Agent, for the benefit of the Lenders, Administrative Agent, and Swingline Lender in the following described property (the "Collateral"):

                  (a) All Mortgage Loans, including all promissory notes, mortgages, deeds of trust, or other security instruments and documents evidencing or securing such loans, which from time to time are delivered or caused to be delivered to the Administrative Agent or its designee, come into the possession, custody or control of the Administrative Agent for the purpose of assignment or pledge or in respect of which an Advance has been made hereunder, including, without limitation, all Mortgage Loans in respect of which Wet Advances have been made hereunder (the "Pledged Mortgages").

                  (b) All Mortgage-backed Securities which are from time to time created in whole or in part on the basis of the Pledged Mortgages or are delivered or caused to be delivered to, or are otherwise in the possession of the Administrative Agent, or its designee, its agent, bailee or custodian as assignee or pledged to the Administrative Agent, or for such purpose are registered by book-entry in the name of the Administrative Agent (the "Pledged Securities").

                  (c) All private mortgage insurance and all commitments issued by the FHA or VA to insure or guarantee any Pledged Mortgages; all guaranties related to Pledged Securities; all Purchase Commitments held by the Company covering the Pledged Mortgages or the Pledged Securities and all proceeds resulting from the sale thereof to Investors pursuant thereto; all personal property, contract rights, servicing and servicing fees and income or other proceeds, amounts and payments payable to the Company as compensation or reimbursement, accounts and general intangibles of whatsoever kind relating to the Pledged Mortgages and the Pledged Securities, and all other documents or instruments relating to the Pledged Mortgages, the Pledged Securities, including, without limitation, any interest of the Company in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding as the same relate to the Pledged Mortgages.

                  (d) All right, title and interest of the Company in and to all escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration or servicing of the foregoing Collateral) and other information and data of the Company relating to the foregoing Collateral.

                  (e) All now existing or hereafter acquired cash delivered to or otherwise in the possession of the Administrative Agent or its agent, bailee or custodian or designated on the books and records of the Company as assigned and pledged to the Administrative Agent, on behalf of the Lenders.

                  (f) All of Company's present and future rights to have, demand, receive, recover, obtain and retain payment or reimbursement from any source or sources of (and any compensation for) funds paid or advanced by or for Company to purchase any Repurchased Mortgage Loan or Foreclosure Mortgage Loan, to pay any direct or indirect costs of effectively foreclosing (whether by judicial or nonjudicial foreclosure, by deed in lieu of foreclosure or by any other means or method) or preparing or attempting to effectively foreclose any Repurchased Mortgage Loan or Foreclosure Mortgage Loan, whether or not such Repurchased Mortgage Loan or Foreclosure Mortgage Loan is repurchased by Company, and whether such payment, reimbursement or compensation is (or is due) from or owing or paid by (1) any VA guaranty, FHA insurance or any other governmental or private mortgage insurance or guarantee, (2) any owner or holder of such Repurchased Mortgage Loan or Foreclosure Mortgage Loan, (3) GNMA, FNMA, FHLMC, or any other issuer or guarantor of any Mortgage-backed Securities (whether pursuant to an express or implied advances reimbursement covenant under a contract between Company and GNMA, FNMA, FHLMC or another issuer or guarantor of any Mortgage-backed Securities contained in or executed pursuant to any mortgage or mortgage-backed securities selling or servicing guide, pursuant to any other agreement or by operation of any legal or equitable rule or principle including, but not limited to, subrogation), (4) any proceeds of realization on any security for or guarantees or insurance of Repurchased Mortgage Loans or Foreclosure Mortgage Loan, (5) any title insurance, (6) any insurance on property or property rights covered by any Repurchased Mortgage Loan or Foreclosure Mortgage Loan, or (7) any other source whatsoever. Collateral also includes (8) all Repurchased Mortgage Loans or Foreclosure Mortgage Loan repurchased by Company with funds advanced or lent by Lenders, (9) the promissory notes, mortgage, deed of trust or other security instrument and other papers evidencing and securing it, (10) all related VA guaranty or FHA, PMI or other insurance or guaranty papers and all of Company's rights to collect, receive and receipt for payments thereon, all of Company's estates, rights, titles and interests, whether now owned or hereafter acquired, in and to any and all money, claims and property resulting or realized from any foreclosure (judicial or nonjudicial) or conveyance in lieu of foreclosure of any real or personal property security such repurchased loans. Collateral also includes all of Company's present and future accounts and general intangibles arising from or relating to any of the foregoing.

                  (g) All Accounts, Chattel Paper, Instruments, General Intangibles, Certificated Securities, Uncertificated Securities, and Investment Property, as those terms are defined in the Texas Uniform Commercial Code, arising from or relating to any of the foregoing Collateral.

                  (h) All cash and non-cash proceeds of the foregoing Collateral, including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the foregoing Collateral, and all products and proceeds of the foregoing Collateral, together with whatever is receivable or received when the foregoing Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including, without limitation, all rights to payment with respect to any cause of action affecting or relating to the foregoing Collateral or proceeds thereof.

         3.2 Security Interest in Mortgage-backed Securities. The Company's ability to convert Mortgage Loans that are within the Collateral to Mortgage-backed Securities are subject to the following conditions:

                  (a) Pledged Mortgages that are to be transferred to a pool custodian in connection with the issuance of Mortgage-backed Securities, shall be released from the security interest granted hereunder only against payment to the Administrative Agent of the amount due in connection with such Pledged Mortgages as determined in accordance with Section 3.5 of this Agreement or against the issuance of such Mortgage-backed Securities and the continuation of the Administrative Agent's first priority, perfected security interest in such Mortgage-backed Securities and the proceeds thereof until payment due the Lenders, in respect of said Pledged Mortgages is made to the Administrative Agent on behalf of the Lenders.

                  (b) In the case of Mortgage-backed Securities created from Pledged Mortgages, the Administrative Agent, for the benefit of the Lenders, shall have the exclusive right to the possession of the Mortgage-backed Securities or, if the Mortgage-backed Securities are not to be issued in certificated form, shall have the right to have the book entries for the Mortgage-backed Securities issued in the Administrative Agent's name or the name or names of its designees, in each case, for the benefit of the Lenders. Administrative Agent shall cause delivery of the Mortgage-backed Securities to be made to the Investor or the book entries registered in the name of the Investor or the Investor's designee only against payment therefor. The Company acknowledges that the Administrative Agent may enter into one or more standing arrangements with other financial institutions for the issuance of Mortgage-backed Securities in book entry form in the name of such other financial institutions, as agent for the Administrative Agent, and the Company agrees upon request of the Administrative Agent, to execute and deliver to such other financial institutions the Company's written concurrence in any such standing arrangements.

         3.3 Delivery of Collateral Documents. The Administrative Agent or its designee exclusively shall deliver Mortgage Loans or Mortgage-backed Securities included within the Collateral to (a) an Investor that has issued a Purchase Commitment with respect thereto for its examination and purchase, or
(b) an Approved Custodian for purposes of examination or delivery in connection with the issuance of Mortgage-backed Securities. In such cases where the Administrative Agent must deliver documents to an Investor or Approved Custodian, the Administrative Agent must receive signed shipping instructions (in the form of EXHIBIT "E" attached hereto), no later than 2:00 p.m. Houston, Texas time one (1) Business Day prior to the expiration of the appended Purchase Commitment, in addition to any other documents listed in EXHIBIT "D" in respect of the issuance of Mortgage-backed Securities. If shipping instructions are received by Administrative Agent before 2:00 p.m. Houston, Texas time of any Business Day, Administrative Agent will ship the documents together with the Bailee Letter (in form of EXHIBIT "L") to the Investor or Approved Custodian on the same Business Day, otherwise Administrative Agent will ship the documents the next Business Day following receipt of shipping instructions. In any case in which a Warehouse Advance has been made hereunder against Mortgage Loans, based on the existence of a Purchase Commitment covering such Mortgage Loans, the Company agrees that such Mortgage Loans will not be placed in any mortgage pool other than an Eligible Mortgage Pool, unless such Mortgage Loans have been redeemed from pledge as permitted hereunder or other arrangements, satisfactory to the Administrative Agent in its sole discretion, have been made for the redemption of such Mortgage Loans from pledge hereunder. The Administrative Agent may deliver any document relating to the Mortgage Loans to the Company for correction or completion against a trust receipt in the form of EXHIBIT "F" attached hereto executed by the Company. The Company hereby represents and warrants to the Administrative Agent that any request by the Company for release of Mortgage Loans included within the Collateral to the Company shall be solely for the purposes of correcting clerical or non-substantial documentation problems in preparation for returning such Collateral to the Administrative Agent for ultimate sale or exchange; the Company shall request such release in compliance with all of the terms and conditions of such release set forth herein; and the Company will return to the Administrative Agent such documentation released to the Company pursuant to this Section 3.3 within ten
(10) calendar days after such delivery.

         3.4 Delivery of Additional Collateral or Mandatory Prepayment. At any time that the aggregate sum of the Unit Collateral Values of all Collateral is less than the aggregate amount of the Advances then outstanding hereunder, the Administrative Agent may request, and the Company shall within two (2) Business Days after Notice by the Administrative Agent (a) deliver to the Administrative Agent or its designee for pledge hereunder additional Mortgage Loans and/or cash, in aggregate amounts sufficient to cover the difference between the aggregate Unit Collateral Values of all Collateral and the aggregate amount of Advances outstanding hereunder, or (b) repay the Advances in an amount sufficient to reduce the aggregate balance thereof outstanding to an amount equal to or below the aggregate Unit Collateral Values of all Collateral. If at any time or from time to time any of the limitations of Section 2.1(b) hereof are exceeded, the Company shall immediately pay to the Administrative Agent on behalf of the Lenders the amount of such excess for application to the principal balance of the Notes.

         3.5 Right of Redemption from Pledge. So long as no Event of Default has occurred, the Company may redeem any Collateral against which the Lenders have made an Advance hereunder by notifying the Administrative Agent of its intention to redeem such Collateral from pledge and by paying to the Administrative Agent, on behalf of the Lenders, for application to prepayment of the principal balance of the Notes as determined by the Administrative Agent in its reasonable discretion, an amount (the "Redemption Amount") equal to the aggregate amount of the Advances made with respect to such Collateral.

         3.6 Collection and Servicing Rights. So long as no Event of Default shall have occurred, the Company shall be entitled to service and receive and collect directly all sums payable to the Company in respect of the Collateral other than proceeds of any Purchase Commitment or proceeds of the sale of any Collateral. Following the occurrence of any Event of Default, the Administrative Agent or its designee shall thereafter be entitled to service and receive and collect all sums payable to the Company in respect of the Collateral, and in such case (a) the Administrative Agent or its designee in its discretion may, in its own name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so, (b) the Company shall, if the Administrative Agent so requests, forthwith pay to the Administrative Agent, on behalf of the Lenders, at its principal office all amounts thereafter received by the Company upon or in respect of any of the Collateral, advising the Administrative Agent as to the source of such funds, and (c) all amounts so received and collected by the Administrative Agent shall be held by it for the benefit of the Lenders as part of the Collateral.

         3.7 Return or Release of Collateral at End of Commitment. If (a) the Commitment shall have expired or been terminated, and (b) no Advances, interest or other Obligations evidenced by the Loan Documents or due under this Agreement shall be outstanding and unpaid, the Administrative Agent shall deliver or release all Collateral in its possession to the Company. The receipt of the Company for any Collateral released or delivered to the Company pursuant to any provision of this Agreement shall be a complete and full acquittance for the Collateral so returned, and the Administrative Agent and the Lenders shall thereafter be discharged from any liability or responsibility therefor.

4.       CONDITIONS PRECEDENT.

         4.1 Initial Advance. The obligation of the Lenders to make the initial Advance under this Agreement is subject to the satisfaction, in the sole discretion of the Administrative Agent, on or before the date thereof, of the following conditions precedent:

                  (a) The Administrative Agent shall have received the following, all of which must be satisfactory in form and content to the Administrative Agent, in its sole discretion:

                           (1) The Loan Documents dated as of the date hereof
                  duly executed by the Company;

                           (2) Certificates of good standing dated no less
                  recently than thirty (30) days prior to the Closing Date for its state of incorporation and for each other state in which the Company is required to be qualified to do business;

                           (3) An original resolution of the board of directors
                  of the Company, certified as of the Closing Date by its corporate secretary, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, and all other instruments or documents to be delivered by the Company pursuant to this Agreement;

                           (4) Financial statements of the Company (and its
                  Subsidiaries, on a consolidated basis) containing a balance sheet as of December 31, 1999 (the "Statement Date") and related statements of income, changes in stockholders' equity and cash flows for the period ended on the Statement Date and a balance sheet as of June 30, 2000 ("Interim Date") and related statement of income for the period ended on the Interim Date, all prepared in accordance with GAAP applied on a basis consistent with prior periods and in the case of the statements as of the Statement Date, audited by independent certified public accountants of recognized standing acceptable to the Administrative Agent;

                           (5) Evidence that the Company has paid all fees due
                  the Administrative Agent and the Lenders on or prior to the date of this Agreement;

                           (6) Such additional documents, instruments, and
                  information as Administrative Agent or its legal counsel may reasonably require.

         4.2 Each Advance. The obligation of the Lenders to make the initial and each subsequent Advance under this Agreement is subject to the satisfaction, in the sole discretion of the Administrative Agent, as of the date of each such Advance, of the following additional conditions precedent:

                  (a) In connection with an Advance, the Company shall have delivered to the Administrative Agent the Advance Request or the Electronic Request, Collateral Documents, and documents required under and shall have satisfied the procedures set forth in Section 2.2 and EXHIBIT "D". All items delivered to the Administrative Agent or its designee shall be satisfactory to the Administrative Agent in form and content, and the Administrative Agent may reject such of them as do not meet the requirements of this Agreement.

                  (b) The Administrative Agent shall have received evidence satisfactory to it as to the making and/or continuation of any book entry or the due filing and recording in all appropriate offices of all financing statements and other instruments as may be necessary to perfect the security interest of the Administrative Agent in the Collateral under the Uniform Commercial Code of Texas or other applicable law.

                  (c) The representations and warranties of the Company contained in Article 5 hereof shall be accurate and complete in all material respects as if made on and as of the date of each Advance.

                  (d) The Company shall have performed all agreements to be performed by it hereunder and, as of the date of the Advance Request, and after giving effect to the requested Advance, there shall exist no Default or Event of Default hereunder.

                  (e) The Company shall not have incurred any material liabilities, direct or contingent, except as approved by Administrative Agent pursuant to Section 7.17, since the dates of the Company's most recent financial statements theretofore delivered to the Administrative Agent.

                  (f) The Administrative Agent shall have received from counsel for the Company, if requested by the Administrative Agent in its sole discretion, an updated opinion, in form and substance satisfactory to the Administrative Agent, addressed to the Lenders and dated as of the date of such Advance, covering such of the matters as the Administrative Agent may reasonably request.

                  (g) Such additional documents, instruments, and information as Administrative Agent or its legal counsel may reasonably require.

         Acceptance of the proceeds of the requested Advance by the Company shall be deemed a representation by the Company that all conditions set forth in this Article 4 shall have been satisfied as of the date of such Advance.

5.       REPRESENTATIONS AND WARRANTIES.

         The Company hereby represents and warrants to the Administrative Agent and the Lenders, as of the date of this Agreement and (unless otherwise notified in writing by the Company and Administrative Agent, in its sole discretion, approves in writing) as of the date of each Advance Request and the making of each Advance, that:

         5.1 Organization; Good Standing; Subsidiaries. The Company and each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the full legal power and authority to own its property and to carry on its business as currently conducted and is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on the business, operations, assets or financial condition of the Company or any such Subsidiary. For the purposes hereof, good standing shall include qualification for any and all licenses and payment of any and all taxes required in the jurisdiction of its incorporation and in each jurisdiction in which the Company transacts business. The Company has no Subsidiaries except as set forth on EXHIBIT "H" hereto. EXHIBIT "H" sets forth with respect to each such Subsidiary, its name, address, place of incorporation, each state in which it is qualified as a foreign corporation, and the percentage ownership of the Company in such Subsidiary.

         5.2 Authorization and Enforceability. The Company has all requisite corporate power and authority to execute, deliver, create, issue, comply and perform this Agreement, the Notes and all other Loan Documents to which the Company is party and to make the borrowings hereunder. The execution, delivery and performance by the Company of this Agreement, the Notes and all other Loan Documents to which the Company is party and the making of the borrowings hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of the Company (none of which actions has been modified or rescinded, and all of which actions are in full force and effect) and do not and will not conflict with or violate any provision of law or of the articles of incorporation or by-laws of the Company, conflict with or result in a breach of or constitute a default or require any consent under any contracts to which Company is a party, or result in the creation of any Lien upon any property or assets of the Company other than the Lien on the Collateral granted hereunder, or result in or require the acceleration of any Indebtedness of the Company pursuant to any agreement, instrument or indenture to which the Company is a party or by which the Company or its property may be bound or affected, the contravention, conflict, inconsistency, breach, or default of which will have a Material Adverse Effect. This Agreement, the Notes and all other Loan Documents contemplated hereby or thereby constitute legal, valid, and binding obligations of the Company, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights generally.

         5.3 Financial Condition. The balance sheet of the Company provided to Administrative Agent pursuant to Section 4.1(a)(4) hereof (and if applicable, its Subsidiaries, on a consolidating and consolidated basis) as at the Statement Date, and the related statements of income, changes in stockholders' equity, and cash flows for the fiscal year ended on the Statement Date, heretofore furnished to the Administrative Agent, fairly present the financial condition of the Company and its Subsidiaries as at the Statement Date and the Interim Date and the results of its and their operations for the fiscal period ended on the Statement Date and the Interim Date. The Company had, on the Statement Date and the Interim Date, no known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of the Company except as heretofore disclosed to the Administrative Agent and the Lenders in writing. Said financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. Since the Statement Date, there has been no material adverse change in the business, operations, assets or financial condition of the Company or its Subsidiaries, nor is the Company aware of any state of facts particular to the Company which (with or without notice or lapse of time or both) would or could result in any such material adverse change.

         5.4 Litigation. Except as disclosed on EXHIBIT "I", there are no actions, claims, suits or proceedings pending, or to the knowledge of the Company, threatened or reasonably anticipated against or affecting the Company or any Subsidiary of the Company in any court or before any arbitrator or before any government commission, board, bureau or other administrative agency which, if adversely determined, may reasonably be expected to result in any material and adverse change in the business, operations, assets or financial condition of the Company or any of Company's Subsidiaries, as a whole.

         5.5 Compliance with Laws. To the knowledge of Company, neither the Company nor any Subsidiary of the Company is in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority which might have a material adverse effect on the business, operations, assets or financial condition of the Company or any of Company's Subsidiaries, as a whole.

         5.6 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Advances made hereunder will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

         5.7 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         5.8 Agreements. Neither the Company nor any Subsidiary of the Company is a party to any agreement, instrument or indenture, or subject to any restriction, materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 5.3 hereof. The Company and each Subsidiary of the Company are not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties or financial condition of the Company as a whole. No holder of any Indebtedness of the Company or of any of its Subsidiaries has given notice of any alleged default thereunder or, if given, the same has been cured or will be cured by Company within the cure period provided therein, and no liquidation or dissolution of the Company or any of its Subsidiaries and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to the Company or any of its Subsidiaries or any of their respective properties is pending, or to the knowledge of the Company, threatened.

         5.9 Title to Properties. The Company and each Subsidiary of the Company has good, valid, insurable (in the case of real property) and marketable title to all of its properties and assets (whether real or personal, tangible or intangible) reflected on the financial statements described in Section 5.3 hereof, and all such properties and assets are free and clear of all Liens except as disclosed in such financial statements and not prohibited under this Agreement.

         5.10 ERISA. All plans ("Plans") of a type described in Section 3(3) of ERISA in respect of which the Company or any Subsidiary of the Company is an "Employer," as defined in Section 3(5) of ERISA, are in substantial compliance with ERISA, and none of such Plans is insolvent or in reorganization, has an accumulated or waived funding deficiency within the meaning of Section 412 of the Internal Revenue Code, and neither the Company nor any Subsidiary of the Company has incurred any material liability (including any material contingent liability) to or on account of any such Plan pursuant to Sections 4062, 4063, 4064, 4201 or 4204 of ERISA; and no proceedings have been instituted to terminate any such Plan, and no condition exists which presents a material risk to the Company or a Subsidiary of the Company of incurring a liability to or on account of any such Plan pursuant to any of the foregoing Sections of ERISA. No Plan or trust forming a part thereof has been terminated since December 1, 1974.

         5.11 Eligibility. The Company has all requisite corporate power and authority and all necessary licenses, permits, franchises and other authorizations to own and operate its property and to carry on its business as now conducted. If approved now or hereafter as a lender or seller/servicer for any one or more of the governmental agencies as set forth below, the Company will remain at all times approved and qualified and in good standing and meet all requirements applicable to such status:

                  (a) FNMA approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell, and service Mortgage Loans to be sold to FNMA.

                  (b) FHLMC approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell, and service Mortgage Loans to be sold to FHLMC.

                  (c) GNMA approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell, and service Mortgage Loans to be sold to GNMA.

                  (d) HUD approved lender, eligible to originate, purchase, hold, sell and service FHA-insured Mortgage Loans.

                  (e) VA lender in good standing under the VA loan guarantee program eligible to originate, purchase, hold, sell, and service VA-guaranteed Mortgage Loans.

                  (f) A lender in good standing with any Investor.

         5.12 Special Representations Concerning Collateral. The Company hereby represents and warrants to the Administrative Agent and the Lenders, as of the date of this Agreement and as of the date of each Advance, that:

                  (a) The Company is the legal and equitable owner and holder, free and clear of all Liens (other than Liens granted hereunder), of the Pledged Mortgages and, the Pledged Securities, included within the Collateral. All Pledged Mortgages, Pledged Securities, and Purchase Commitments have been duly authorized and validly granted or issued to the Company, and all of the foregoing items of Collateral comply with all of the requirements of this Agreement, and have been validly pledged or assigned to the Administrative Agent, for the benefit of the Lenders, subject to no other Liens.

                  (b) The Company has, and will continue to have, the full right, power and authority to pledge the Collateral pledged and to be pledged by it hereunder.

                  (c) Any Mortgage Loan (excluding Past Due Loans, Delinquent Loans, Repurchased Mortgage Loans and Foreclosure Mortgage Loans) and related documents included within the Collateral (1) as of the date of the Advance Request for such Mortgage Loan, has been duly executed and delivered by the parties thereto at a closing held not more than thirty
         (30) days prior to such date unless such Mortgage Loan was purchased and not originated by Company in which event such thirty (30) day period shall be ninety (90) days; (2) has been made in compliance with all requirements of the Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, the federal Truth-In-Lending Act, the Financial Institutions Reform, Recovery and Enforcement Act, and all other applicable laws and regulations; (3) is valid and enforceable in accordance with its terms, without defense or offset; (4) has not been modified or amended except in writing, which writing is part of the Collateral Documents, nor any requirements thereof waived; and (5) complies with the terms of this Agreement and, with the related Purchase Commitment held by the Company. Each Mortgage Loan has been fully advanced in the face amount thereof, except for Construction Mortgage Loans, and each First Mortgage is a first Lien on the premises described therein, each Second Mortgage is second Lien on the premises described therein, and each Mortgage Loan, has or will have a title insurance policy, in American Land Title Association form or equivalent thereof, from a recognized title insurance company, insuring the priority of the Lien of the Mortgage and meeting the usual requirements of Investor purchasing such Mortgage Loans, other than a Second Mortgage Loan; provided, the Investor does not require a title insurance policy in connection therewith or has waived such requirement.

                  (d) Any Repurchased Mortgage Loan, Past Due Loan, Delinquent Loan, and Foreclosure Mortgage Loan and related documents included within the Collateral (1) is valid and enforceable in accordance with its terms, without defense or offset; (2) has not been modified or amended except in writing, which writing is part of the Collateral Documents, nor any requirements thereof waived; (3) complies with the terms of this Agreement; and (4) with respect to any Repurchased Mortgage Loan, has not been required to be repurchased by any Investor because of any fraud of the Company in the origination of such Repurchased Mortgage Loan or any incurable violation of any of the Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, the federal Truth-in-Lending Act or any other laws or regulations in the origination of Single-family Mortgage Loans.

                  (e) Except for any Repurchased Mortgage Loan, Past Due Loan, Delinquent Loan, and Foreclosure Mortgage Loan included in Collateral, no monetary default, nor, to the knowledge of the Company, any event which, with notice or lapse of time or both, would become a default, has occurred and is continuing under any Mortgage Loan included in the Pledged Mortgages; provided, however, that, with respect to Pledged Mortgages which have already been pledged as Collateral hereunder, if any such default or event has occurred, the Company will promptly notify the Administrative Agent and the Lenders and the same shall not have continued for more than thirty (30) days.

                  (f) The Company has complied with all laws, rules and regulations in respect of the FHA insurance or VA guarantee of each Mortgage Loan included in the Pledged Mortgages designated by the Company as an FHA insured or VA guaranteed Mortgage Loans, and such insurance or guarantee is in full force and effect. All such FHA insured and VA guaranteed Mortgage Loans comply in all respects with all applicable requirements for purchase under the FNMA standard form of selling contract for FHA insured and VA guaranteed loans and any supplement thereto then in effect.

                  (g) All fire and casualty policies covering Mortgaged Property encumbered by a Pledged Mortgage (1) name the Company and its successors and assigns as the insured under a standard mortgagee clause, (2) are and will continue to be in full force and effect, and
         (3) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards if the same is required by FHA or VA, except for Construction Mortgage Loans during the construction phase which in such instance shall be covered by a builder risk policy in accordance with the foregoing requirements.

                  (h) Pledged Mortgages encumbering Mortgaged Property located in a special flood hazard area designated as such by the Secretary of HUD are and shall continue to be covered by special flood insurance under the National Flood Insurance Program, except for Construction Mortgage Loans (such Mortgage Loans shall be covered by special flood insurance at the closing of the permanent loan).

                  (i) Each FHA insured Mortgage Loan pledged hereunder meets all applicable governmental requirements for such insurance. Each Mortgage Loan, against which an Advance is made on the basis of a Purchase Commitment meets all requirements of such Purchase Commitment. The Company shall assure that Mortgage Loans pledged pursuant to this Agreement and intended to be used in the formation of Mortgage-backed Securities shall comply, or prior to the formation of any such Mortgage-backed Security, shall comply with the requirements of the governmental instrumentality, department or agency guaranteeing such Mortgage-backed Security.

                  (j) For Pledged Mortgages which will be used to secure GNMA Mortgage-backed Securities, the Company has received from GNMA a Confirmation Notice or Confirmation Notices for Request Additional Commitment Authority and for Request Pool Numbers, and there remains available thereunder a commitment on the part of GNMA sufficient to permit the issuance of GNMA Mortgage-backed Securities in an amount at least equal to the amount of such Pledged Mortgages designated by the Company as the Mortgage Loans to be used to secure such GNMA Mortgage-backed Securities; each such Confirmation Notice is in full force and effect; each of such Pledged Mortgages has been assigned by the Company to one of such Pool Numbers and a portion of the available GNMA Commitment has been allocated thereto by the Company, in an amount at least equal to the principal amount of each Mortgage Note secured by such Pledged Mortgages; and each such assignment and allocation has been reflected in the books and records of the Company.

                  (k) Each Pledged Mortgage in excess of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) is supported by an appraisal that meets the appraisal requirements of FNMA or FHLMC (in the case of residential Mortgaged Property), or the Office of Thrift Supervision for the type of Mortgaged Property securing that Mortgage Loan; or, alternatively, such Mortgage Loan is eligible for purchase or is guaranteed or insured by a U.S. Government agency or a U.S. Government sponsored enterprise.

         5.13 RICO. The Company is not in violation of any laws, statutes or regulations, including, without limitation, RICO, which contain provisions which could potentially override the security interest in the Collateral granted to the Administrative Agent for the benefit of the Lenders.

         5.14 Proper Names. The Company does not operate in any jurisdiction under a trade name, division, division name or name other than those names set forth on EXHIBIT "J" attached hereto and all such names included on EXHIBIT "J" are utilized by the Company only in the jurisdictions listed therein.

         5.15 Direct Benefit From Loans. The Company has received, or, upon the execution and funding thereof, will receive (a) direct benefit from the making and execution of this Agreement and the other Loan Documents to which it is a party, and (b) fair and independent consideration for the entry into, and performance of, this Agreement and the other Loan Documents to which it is a party. Contemporaneously with the disbursements of each Advance by the Lenders to the Company, all such proceeds will be used to (a) finance the origination or purchase of Eligible Mortgage Loans, Eligible REO, Eligible Past Due Loans, Eligible Delinquent Loans, Eligible Repurchased Mortgage Loans and Eligible Foreclosure Mortgage Loans.

         5.16 Loan Documents Do Not Violate Other Documents. Neither the execution and delivery by the Company of this Agreement or any other Loan Document to which it is a party nor the consummation of the transactions herein and therein contemplated, nor the performance of, or compliance with, the terms and provisions hereof and thereof, does or will contravene, breach or conflict with any provision of either of its articles of incorporation or by-laws, or any applicable law, statute, rule or regulation or any judgment, decree, writ, injunction, franchise, order or permit applicable to the Company or its assets or properties, or does or will conflict or be inconsistent with, or does or will result in any breach or default of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, or other instrument to which the Company is a party or by which the Company or any of its property may be bound, the contravention, conflict, inconsistency, breach or default of which will have a Material Adverse Effect.

         5.17 Consents Not Required. Except for those consents that have already been obtained and delivered to Administrative Agent or required as a condition to any Advance hereunder, no consent of any Person and no consent, license, permit, approval, or authorization of, exemption by, or registration or declaration with, any Tribunal is required in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any of the Loan Documents by the Company.

         5.18 Material Fact Representations. Neither the Loan Documents nor any other agreement, document, certificate, or written statement furnished to the Administrative Agent or the Lenders by or on behalf of the Company in connection with the transactions contemplated in any of the Loan Documents contains any untrue statement of a material adverse fact. There are no material adverse facts or conditions relating to the making of the Commitment, any of the Collateral, and/or the financial condition and business of the Company known to the Company which have not been fully disclosed, in writing, to the Administrative Agent and the Lenders, it being understood that this representation is made as of, and shall be limited to the date of this Agreement. All writings heretofore or hereafter exhibited or delivered to the Administrative Agent and/or any Lender by or on behalf of the Company are and will be genuine and what they purport to be.

         5.19 Place of Business. The principal place of business of the Company is 4144 North Central Expressway, Suite 800, Dallas, Texas 75204, and the chief executive office of the Company and the office where it keeps its financial books and records relating to its property and all contracts relating thereto and all accounts arising therefrom is located at the address set forth for the Company in Section 9 hereof.

         5.20 Use of Proceeds; Business Loans. The Company will use the proceeds of the Advances made pursuant to the Commitment solely as follows, and for no other purpose: (a) the origination or purchase of Eligible Mortgage Loans, Eligible REO, Eligible Past Due Loans, Eligible Delinquent Loans, Eligible Repurchased Mortgage Loans, Eligible Construction Mortgage Loans and Eligible Foreclosure Mortgage Loans. All loans evidenced by the Notes are and shall be "business loans", as such term is used in the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, and such loans are for business or commercial purposes and not primarily for personal, family, household or agricultural use, as such terms are used or defined in Texas Revised Civil Statutes, Chapter 303 of the Texas Finance Code, Regulation Z promulgated by the Board of Governors of the Federal Reserve System, and Titles I and V of the Consumer Credit Protection Act. Section 346 of the Texas Finance Code which regulates revolving loans and revolving triparty accounts shall not apply to this Agreement.

         5.21     No Undisclosed Liabilities. Other than as permitted in Section
7.17 hereof, the Company does not have any liabilities or Indebtedness, direct or contingent, except for liabilities or Indebtedness which, in the aggregate, do not exceed TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00).

         5.22 Tax Returns and Payments. All federal, state and local income, excise, property and other tax returns required to be filed with respect to Company's operations and those of its Subsidiaries in any jurisdiction have been filed on or before the due date thereof (plus any applicable extensions); all such returns are true and correct; all taxes, assessments, fees and other governmental charges upon the Company, and Company's Subsidiaries and upon its property, income or franchises, which are due and payable have been paid, including, without limitation, all FICA payments and withholding taxes, if appropriate, other than those which are being contested in good faith by appropriate proceedings, diligently pursued and as to which the Company has established adequate reserves determined in accordance with GAAP, consistently applied. The amounts reserved, as a liability for income and other taxes payable, in the financial statements described in Section 5.3 hereof are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of the Company and its Subsidiaries, accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior thereto and for which the Company, and Company's Subsidiaries may be liable in their own right or as transferee of the assets of, or as successor to, any other Person.

         5.23 Holding Company. The Company is not a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.24 REO Closing Proceeds. Company shall send a notice to each and every closing agent and closing attorney employed by Company to sell REO on behalf of Company, which notice shall instruct said closing agent or closing attorney to remit any and all proceeds (net of expenses of the sale) derived from the sale of REO directly to the Administrative Agent.

6.       AFFIRMATIVE COVENANTS.

         The Company hereby covenants and agrees with the Administrative Agent and the Lenders that, so long as the Commitment is outstanding or there remain any Obligations of the Company to be paid or performed under this Agreement or under any other Loan Document, the Company shall:

         6.1 Payment of Notes. Punctually pay or cause to be paid the principal of, interest on and all other amounts payable hereunder and under the Notes in accordance with the terms thereof.

         6.2      Financial Statements and Other Reports.

         (a) Company shall furnish to Agent and each Lender the following, all in form and detail reasonably satisfactory to Majority Lenders:

                  (1) As soon as available and in any event within thirty (30) days after the end of each calendar month, statements of income and changes in stockholders' equity of the Company and, if applicable, Company's Subsidiaries, on a consolidated and consolidating basis for the immediately preceding month, and related balance sheet as at the end of the immediately preceding month, all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis, and certified as to the fairness of presentation by the president, chief financial officer, controller or treasurer of the Company, subject, however, to year-end audit adjustments.

                  (2) As soon as available and in any event within ninety (90) days after the close of each fiscal year: statements of income, changes in stockholders' equity and cash flows of the Company, and, if applicable, Company's Subsidiaries, on a consolidated and consolidating basis for such year, the related balance sheet as at the end of such year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and accompanied by an opinion in form and substance satisfactory to the Administrative Agent and prepared by an accounting firm reasonably satisfactory to the Administrative Agent, or other independent certified public accountants of recognized standing selected by the Company and acceptable to the Administrative Agent, as to said financial statements and a certificate signed by the president, chief financial officer, controller or treasurer of the Company stating that said financial statements fairly present the financial condition and results of operations of the Company and, if applicable, Company's Subsidiaries as at the end of, and for, such year.

                  (3) Together with each delivery of financial statements required in this Section 6.2, an Officer's Certificate in substantially the form of EXHIBIT "G" hereto.

                  (4) Monthly or more frequently as the Administrative Agent may from time to time request, commitment summaries and pipeline reports for the Company substantially in the form of EXHIBIT "N" (the "Commitment Summary Report") dated as of the close of business on the last Business Day of each calendar month and provided to the Administrative Agent by facsimile by 10:00 a.m. on the next succeeding Business Day, and the signed original thereof shall be sent to the Administrative Agent by first class mail on such next succeeding Business Day.

                  (5) Together with each delivery of the monthly financial statement required in Section 6.2(a), reports in respect of the Pledged Mortgages and Pledged Securities, in such detail and at such times as the Administrative Agent in its discretion may request at any time or from time to time, including, without limitation, mortgage production and sale report, mortgage loan deficiency report, mortgage loan delinquency report and mortgage loan collateral value report.

                  (6) Copies of all regular or periodic financial and other reports, if any, which the Company shall file with the Securities and Exchange Commission or any governmental agency successor thereto and copies of any audits completed by GNMA, FHLMC, or FNMA.

                  (7) With respect to Aged Mortgage Loans, copies of the complete credit and collateral file relating to each Aged Mortgage Loan, an updated title opinion covering the Mortgaged Property securing each Aged Mortgage Loan issued in form and substance acceptable to Administrative Agent and issued by a title company acceptable to Administrative Agent, a current appraisal or brokers price opinion certifying the current market value of the Mortgaged Property securing each Aged Mortgage Loan in form and substance acceptable to Administrative Agent and such other information or documentation relating to the borrowers or Mortgaged Property of each Aged Mortgage Loan, all of the foregoing to be provided as the Administrative Agent in its discretion may request at any time or from time to time and at the sole cost and expense of the Company.

                  (8) Promptly and in any event within thirty (30) days after the end of each month a list of all Repurchased Mortgage Loans (including the outstanding principal amounts of each) repurchased by Company during such month, together with a list of all other Repurchased Mortgage Loans (including the outstanding principal amount of each) then owned by Company;

                  (9) Promptly and in any event within thirty (30) days after the end of each month a Securitization Reporting Worksheet for Monthly Reporting in the form of EXHIBIT "R" hereto, executed by the president, chief financial officer, controller or treasurer of Company;

                  (10) Promptly and in any event within thirty (30) days after the closing of any securitization of Mortgage Loans, a Securitization Reporting Worksheet in the form of EXHIBIT "S" hereto, executed by the president, chief financial officer, controller or treasurer of Company;

                  (11) Promptly and in any event within thirty (30) days after the end of each month, a report detailing the following information, with respect to any Mortgage Loans serviced by Company during such month: the aggregate unpaid principal amount of such Mortgage Loans, the weighted average interest rate of such Mortgage Loans, the weighted average maturity date of such Mortgage Loans; the principal amount of each Mortgage Loan which was paid in full during such month; the aggregate principal amount of such Mortgage Loans which are 30, 60 or 90 days delinquent, the aggregate principal amount of any such Mortgage Loans either repurchased or foreclosed upon during such month;

                  (12) Promptly and in any event within thirty (30) days after the end of each month, a list of all REO (including the acquisition cost to Company of such REO) purchased by Company during such month, together with a list of all other REO then owned by Company;

                  (13) From time to time, with reasonable promptness, such further information regarding the business, operations, properties or financial condition of the Company as the Administrative Agent may reasonably request.

         (b) Guarantor shall furnish to Administrative Agent and each Lender the following, all in form and detail reasonably satisfactory to Majority Lenders:

                  (1) Promptly after becoming available, and in any event within ninety (90) days after the close of each fiscal year of Guarantor, the Consolidated balance sheet of Guarantor and its Consolidated Subsidiaries as of the end of such year, and the related Consolidated statements of income, stockholders' equity and cash flows of Guarantor and its Consolidated Subsidiaries for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by the related report of independent certified public accountants, KPMG Peat Marwick or other independent certified public accountants of national standing acceptable to Majority Lenders which report shall be to the effect that such statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in such principles with which the independent public accountants shall have concurred;

                  (2) Promptly after becoming available, and in any event within forty-five (45) days after the end of each fiscal quarter of Guarantor, including the last fiscal quarter in the fiscal year of Guarantor, Guarantor's Consolidated and consolidating balance sheet as of the end of such fiscal quarter and the related Consolidated and consolidating statements of income, stockholder's equity and cash flows of Guarantor and its Consolidated Subsidiaries for such fiscal quarter and the period from the first day of the then current Fiscal Year of Guarantor through the end of such fiscal quarter, and

                  (3) Promptly after becoming available, and in any event within forty-five (45) days after the end of each fiscal quarter, including the last fiscal quarter in the fiscal year of Guarantor, a copy of Guarantor's 10-Q as of the end of such fiscal quarter filed by Guarantor with the Securities and Exchange Commission or any similar governmental authority.

         6.3 Maintenance of Existence; Conduct of Business. Preserve and maintain its corporate existence in good standing and all of its rights, privileges, licenses and franchises necessary in the normal conduct of its business, including, without limitation, its eligibility as lender, seller/servicer and issuer described under Section 5.11 hereof; conduct its business in an orderly and efficient manner; maintain a net worth of acceptable assets as required by HUD at any and all times for maintaining the Company's status as a FHA approved mortgagee; and make no material change in the nature or character of its business or engage in any business in which it was not engaged on the date of this Agreement.

         6.4 Compliance with Applicable Laws. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could materially adversely affect its business, operations, assets, or financial condition, except where contested in good faith and by appropriate proceedings, and with sufficient reserves established therefor.

         6.5 Inspection of Properties and Books. Permit authorized representatives of the Administrative Agent or any Lender to (a) discuss the business, operations, assets and financial condition of the Company and Company's Subsidiaries with their officers and employees and to examine their books of account, records, reports and other papers and make copies or extracts thereof, and (b) inspect all of the Company's property and all related information and reports at the expense of such Lender or Administrative Agent, as applicable, all at such reasonable times as the Administrative Agent or any Lender may request. The Company will provide its accountants with a copy of this Agreement promptly after the execution hereof and will instruct its accountants to answer candidly any and all questions that the officers of the Administrative Agent or any Lender or any authorized representatives of the Administrative Agent or any Lender may address to them in reference to the financial condition or affairs of the Company and Company's Subsidiaries. The Company may have its representatives in attendance at any meetings between the officers or other representatives of the Administrative Agent or any Lender and the Company accountants held in accordance with this authorization.

         6.6 Notice. Give prompt written notice to the Administrative Agent of (a) any action, suit or proceeding instituted by or against the Company or any of its Subsidiaries in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign) which action, suit or proceeding has at issue in excess of TWENTY-FIVE THOUSAND DOLLARS AND NO/100 DOLLARS ($25,000.00) (except for normal collection and foreclosure proceedings initiated by the Company in connection with a Mortgage Loan or any other mortgage loan), or any such proceedings threatened against the Company, or any of Company's Subsidiaries in writing containing the details thereof, (b) the filing, recording or assessment of any federal, state or local tax Lien against it, or any of its assets or any of its

Subsidiaries, (c) the occurrence of any Event of Default hereunder or the occurrence of any Default and continuation thereof for five (5) days, (d) the suspension, revocation or termination of the Company's eligibility, in any respect, as approved lender, seller/servicer or issuer as described under
Section 5.11 hereof, (e) the transfer, loss or termination of any Servicing Contract to which the Company is a party, or which is held for the benefit of the Company, and the reason for such transfer, loss or termination, if known to the Company, and (f) any other action, event or condition of any nature which may lead to or result in a Material Averse Effect or which, with or without notice or lapse of time or both, would constitute a default under any other agreement, instrument, or indenture to which the Company is a party or to which the Company its properties or assets may be subject.

         6.7 Payment of Debt, Taxes, etc. Pay and perform all obligations and Indebtedness of the Company, and cause to be paid and performed all obligations and Indebtedness of its Subsidiaries in accordance with the terms thereof and pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon the Company or its Subsidiaries, or upon their respective income, receipts or properties before the same shall become past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that the Company and its Subsidiaries shall not be required to pay obligation, Indebtedness, taxes, assessments or governmental charges or levies or claims for labor, materials or supplies for which the Company or its Subsidiaries shall have obtained an adequate bond or adequate insurance or which are being contested in good faith and by proper proceedings which are being reasonably and diligently pursued if such proceedings do not involve any likelihood of the sale, forfeiture or loss of any such property or any interest therein while such proceedings are pending, and provided further that book reserves adequate under generally accepted accounting principles shall have been established with respect thereto and provided further that the owing Person's title to, and its right to use, its property is not materially adversely affected thereby.

         6.8 Insurance. Maintain (a) errors and omissions insurance or mortgage impairment insurance and blanket bond coverage, with such companies and in such amounts as satisfy prevailing FNMA and FHLMC requirements applicable to a qualified mortgage originating institution, and (b) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies approved by the Administrative Agent, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity; and (c) within thirty (30) days after notice from the Administrative Agent, obtain such additional insurance as the Administrative Agent shall reasonably require, all at the sole expense of the Company. Copies of such policies shall be furnished to the Administrative Agent without charge upon obtaining such coverage or any renewal of or modification to such coverage.

         6.9 Closing Instructions. Indemnify and hold the Administrative Agent and the Lenders harmless from and against any loss, including reasonable attorneys' fees and costs, attributable to the failure of a title insurance company, agent or attorney to comply with the disbursement or instruction letter or letters of the Company or of the Administrative Agent relating to any Mortgage Loan. The Administrative Agent shall have the right to pre-approve the closing instructions of the Company to the title insurance company, agent or attorney in any case where the Mortgage Loan to be created at settlement is intended to be warehoused by the Company pursuant hereto.

         6.10 Other Loan Obligations. Perform all obligations under the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which the Company is bound or to which any of its property is subject, and promptly notify the Administrative Agent in writing of a declared default under or the termination, cancellation, reduction or non-renewal of any of its other lines of credit or financing agreements with any other lender. EXHIBIT "O" hereto is a true and complete list of all such lines of credit or financing agreements as of the date hereof.

         6.11 Use of Proceeds of Advances. Use the proceeds of each Advance solely for the purpose of (a) originating or purchasing Eligible Mortgage Loans, Eligible REO, Eligible Past Due Loans, Eligible Delinquent Loans, Eligible Repurchased Mortgage Loans, and Eligible Foreclosure Mortgage Loans and in accordance with the purposes specified in the Advance Request relating to such Advance.

         6.12     Special Affirmative Covenants Concerning Collateral.

                  (a) Warrant and defend the right, title and interest of the Administrative Agent and the Lenders in and to the Collateral against the claims and demands of all Persons whomsoever.

                  (b) Service or cause to be serviced all Pledged Mortgages in accordance with the standard requirements of the issuers of Purchase Commitments covering the same and all applicable FHA and VA requirements, including without limitation taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans. The Company shall service or cause to be serviced all Mortgage Loans backing Pledged Securities in accordance with applicable governmental requirements and issuers of Purchase Commitments covering the same. The Company shall hold all escrow funds collected in respect of Pledged Mortgages and Mortgage Loans backing Pledged Securities in trust, without commingling the same with non-custodial funds, and apply the same for the purposes for which such funds were collected.

                  (c) Execute and deliver to the Administrative Agent such Uniform Commercial Code financing statements with respect to the Collateral as the Administrative Agent may request. The Company shall also execute and deliver to the Administrative Agent such further instruments of sale, pledge or assignment or transfer, and such powers of attorney, as required by the Administrative Agent to secure the Collateral, and shall do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded the Lenders under this Agreement. The Administrative Agent, on behalf of the Lenders, shall have all the rights and remedies of a secured party under the Uniform Commercial Code of Texas, or any other applicable law, in addition to all rights provided for herein.

                  (d) Notify the Administrative Agent within two (2) Business Days after receipt of notice from an Investor of any default under, or of the termination of, any Purchase Commitment relating to any Pledged Mortgage, Eligible Mortgage Pool or Pledged Security.

                  (e) Promptly comply in all respects with the terms and conditions of all Purchase Commitments, and all extensions, renewals and modifications or substitutions thereof or thereto. The Company will cause to be delivered to the Investor the Pledged Mortgages and Pledged Securities to be sold under each Purchase Commitment not later than the expiration thereof.

                  (f) Maintain, at its principal office or in a regional office approved by the Administrative Agent, or in the office of a computer service bureau engaged by the Company and approved by the Administrative Agent, and, upon request, shall make available to the Administrative Agent, for the benefit of the Lenders, the originals, or copies in any case where the originals have been delivered to the Administrative Agent, for the benefit of the Lenders, or to an Investor, of its Mortgage Notes and Mortgages included in Collateral, Mortgage-backed Securities delivered to the Administrative Agent, for the benefit of the Lenders, as Pledged Securities, Purchase Commitments, and all related Mortgage Loan documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

         6.13     Cure of Defects in Loan Documents.

                  (a) Promptly cure and cause to be promptly cured any defects in the creation, issuance, execution and delivery of this Agreement and the other Loan Documents; and

                  (b) Upon request of the Administrative Agent and at the Company's expense, promptly execute and deliver, and cause to be executed and delivered, to the Administrative Agent, for the benefit of the Lenders, or its designee, all such additional documents, agreements and/or instruments in compliance with or in accomplishment of the covenants and agreements of this Agreement and the other Loan Documents, and/or to create, perfect, preserve, extend and/or maintain any and all Liens created pursuant hereto or pursuant to any other Loan Document as valid and perfected Liens (of a priority as set forth in this Agreement) in favor of the Administrative Agent, for the benefit of the Lenders, to secure the Obligations, all as reasonably requested from time to time by the Administrative Agent.

         6.14 Staged Disbursements. Will originate, purchase, and disburse all Construction Mortgage Loans that are Pledged Mortgages in strict accordance with the Policies and Procedures. Permit the Administrative Agent to monitor in any manner whatsoever the Staged Disbursements of each pledged Construction Mortgage Loan. If Administrative Agent is not satisfied with any Staged Disbursement for any pledged Construction Mortgage Loan, upon Administrative Agent's written request, Company shall pay all or a portion of the Construction Advances relating to such Construction Mortgage Loan as directed by the Administrative Agent.

7.       NEGATIVE COVENANTS.

         The Company hereby covenants and agrees with the Administrative Agent and the Lenders that, so long as the Commitment is outstanding or there remain any Obligations of the Company to be paid or performed under this Agreement or any other Loan Document, the Company shall not, either directly or indirectly, without the prior written consent of the Administrative Agent:

         7.1 Contingent Liabilities. Assume, incur, create, guarantee, endorse, or otherwise become or be liable for the obligation of any Person other than the Company except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and excluding the sale of Mortgage Loans with recourse in the ordinary course of the company's business.

         7.2 Pledge of Servicing Contracts/Mortgage Loans. existing or future Mortgage Loans or Servicing Rights acquired by the Company other than to the Administrative Agent, for the benefit of the Lenders, except as otherwise expressly permitted in this Agreement; provided, however, that if no Default or Event of Default has occurred and is continuing, servicing on individual Mortgage Loans may be sold concurrently with and incidental to the sale of such Mortgage Loans (with servicing released) in the ordinary course of the Company's business.

         7.3 Merger; Acquisitions. Liquidate, dissolve, consolidate or merge, or acquire any substantial part of the assets of another, except for transactions involving not more than TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) each.

         7.4 Loss of Eligibility. Take any action that would cause the Company to lose all or any part of its status as an eligible lender, seller/servicer and issuer as described under Section 5.11 hereof.

         7.5 Debt to Consolidated Tangible Net Worth Ratio. Permit the ratio of Debt to Company's Consolidated Tangible Net Worth to exceed 10:1, computed as of the end of each calendar month.

         7.6 Minimum Consolidated Tangible Net Worth. Permit Company's Consolidated Tangible Net Worth to be less than SIX MILLION AND NO/100 DOLLARS ($6,000,000.00), computed as of the end of each calendar month.

         7.7 Transactions with Affiliates. Enter into any transactions including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of Company's business and are upon fair and reasonable terms no less favorable to Company than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         7.8 Limits on Corporate Distributions. Without the prior written consent of the Majority Lenders, pay, make or declare or incur any liability to pay, make or declare any dividend (excluding stock dividends) or other distribution, direct or indirect, on or on account of any shares of its stock or any redemption or other acquisition, direct or indirect, of any shares of its stock or of any warrants, rights or other options to purchase any shares of its stock nor purchase, acquire, redeem or retire any stock or ownership interest in itself whether now or hereafter outstanding.

         7.9 RICO. Violate any laws, statutes or regulations, whether federal or state, for which forfeiture of its properties is a potential penalty, including, without limitations, RICO.

         7.10 No Loans or Investments Except Approved Investments. Without the prior written consent of Administrative Agent, make or permit to remain outstanding any loans or advances to, or investments in, any Person, except that the foregoing restriction shall not apply to:

                  (a) investments in marketable obligations maturing no later than one hundred eighty (180) days from the date of acquisition thereof by the Company and issued or fully guaranteed, directly, by the full faith and credit of the Government of the United States of America or any agency thereof; and

                  (b) investments in certificates of deposit maturing no later than one hundred eighty (180) days from the date of issuance thereof and issued by commercial banks in the United States and such banks rated by Moody's Investor Service, Inc. and receiving a rating of Prime-2 or higher on Moody's short term debt rating or rated by Standard & Poor's Corporation and receiving a rating of AA-/A1+ or higher on S&P's short term debt rating, it being acknowledged and agreed that the foregoing requirements shall pertain to certificates of deposit issued and/or received on a date on or after the date of this Agreement); and

                  (c) investments not to exceed TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) each.

         7.11     Charter Documents and Business Termination.

                  (a) Amend or otherwise modify its corporate charter or otherwise change its corporate structure in any manner which will have a materially adverse effect on the Company's condition, financial or otherwise, or which will have a material adverse effect upon the Company's ability to perform, promptly and fully, its obligations hereunder or under any of the other Loan Documents, or

                  (b) Take any action with a view toward its dissolution, liquidation or termination, or, in fact, dissolve, liquidate or terminate its existence.

         7.12 Changes in Accounting Methods. Make any change in its accounting method as in effect on the date of this Agreement or change its fiscal year ending date from December 31, unless such changes (a) are required for conformity with generally accepted accounting principles and, in such event, the Company will give prior written notice of each such change to the Administrative Agent or (b) or if not so required, are in conformity with generally accepted accounting principles and have the prior written approval of the Administrative Agent which approval shall not be unreasonably withheld.

         7.13 No Sales, Leases or Dispositions of Property. Except in the ordinary course of its business, sell, lease, transfer or otherwise dispose of all or any material portion or portions or integral part of its properties or assets, whether now owned or hereafter acquired (whether in a single transaction or in a series of transactions), or enter into any arrangement, directly or indirectly, with any person, whereby it shall sell or transfer any of its properties or assets, whether now owned or hereafter acquired, and thereafter rent or lease as lessee such property or any part thereof which it intends to use for substantially the same purpose or purposes as the property sold or transferred.

         7.14 Changes in Business or Assets. Make any substantial change (a) in the nature of its business as now conducted, or (b) in the use of its property as now used and proposed to be used.

         7.15 Changes in Office or Inventory Location. Change the address and/or location of its chief executive office or principal place of business or the place where it keeps its books and records or its inventory to a location outside the State of Texas unless, prior to any such change, the Company shall execute and cause to be executed such additional agreements and/or lien instruments as the Administrative Agent may reasonably request to conform with the provisions hereof and the transactions and perfected Liens in the Collateral contemplated under this Agreement and the other Loan Documents.

         7.16     Special Negative Covenants Concerning Collateral.

                  (a) Compromise, extend, release, or adjust payments on any Pledged Mortgage, accept a conveyance of Mortgaged Property in full or partial satisfaction of any Pledged Mortgage, or release any Pledged Mortgage securing or underlying any Pledged Mortgage;

                  (b) Agree to the amendment or termination of any Purchase Commitment in which Administrative Agent has a security interest or to substitution of a Purchase Commitment for a Purchase Commitment in which Administrative Agent has a security interest hereunder, if such amendment, termination or substitution may reasonably be expected (as determined by Majority Lenders in their sole discretion) to have a Material Adverse Effect;

                  (c) Transfer, sell, assign, or deliver any Pledged Mortgage or Pledged Security pledged to Administrative Agent to any Person other than Administrative Agent, except pursuant to a Purchase Commitment; or

                  (d) Grant, create, incur, permit or suffer to exist any Lien upon any Pledged Mortgage or Pledged Security except for Liens granted to Administrative Agent to secure the Notes and obligations and such non-consensual Liens as may be deemed to arise as a matter of law pursuant to any Purchase Commitment.

         7.17 Limitation on Indebtedness. Incur, create, contract, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness except:

                  (a) the Obligations;

                  (b) liabilities for taxes, assessments, governmental charges or levies which are not yet due and payable or which are being contested in good faith by appropriate proceedings diligently conducted if reserves adequate under generally accepted accounting principles have been established therefor;

                  (c) trade debt, equipment leases, equipment loans and liens for taxes and assessments not yet due and payable owed in the ordinary course of business;

                  (d) Indebtedness of Company under gestation agreements, which Indebtedness shall be incurred on terms satisfactory to Majority Lenders;

                  (e) Indebtedness in an aggregate amount not to exceed FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) to support securitizations of Mortgage Loans transferred by Company to a special purpose entity, which Indebtedness shall be incurred on terms satisfactory to Majority Lenders; and

                  (f) the Subordinated Debt.

         7.18     Ownership of the Company.

                  (a) Permit any change in the legal or beneficial ownership of any capital stock, instruments convertible to same, or other equity instruments, of the Company that results or would result in a Change of Control.

                  (b) Issue, sell or authorize or commit to issue, sell or authorize any capital stock, instruments convertible to same, or other equity instruments, of the Company that results or would result in a Change of Control.

                  (c) Reissue treasury stock of the Company.

         7.19 Payments of Subordinated Debt. Except for any accrued interest on any Subordinated Debt as and when it becomes due and payable (provided no Event of Default exists hereunder and subject to the prior written consent of Administrative Agent, which consent should not be unreasonably withheld), make any payment of any kind on any Subordinated Debt owed by the Company until the Commitments have terminated, all Obligations have been paid and performed in full, and any applicable preference period has expired.

         7.20 Policies and Procedures. Amend or otherwise modify or change in any manner its Policies and Procedures.

8.       DEFAULTS; REMEDIES.

         8.1 Events of Default. The occurrence of any of the following conditions or events shall be an event of default ("Event of Default"):

                  (a) Failure to pay the principal of any Advance when due, whether at stated maturity, by acceleration, or otherwise; or failure to pay any installment of interest on any Advance or any other amount due under this Agreement within ten (10) days after the due date; or failure to pay, beyond any applicable grace period, the principal or interest on any other Indebtedness due any Lender; or

                  (b) Failure of the Company or any of its Subsidiaries to pay, or any default in the payment of any principal or interest on, any other Indebtedness or in the payment of any contingent obligation beyond any period of grace provided; or breach or default with respect to any other material term of any other Indebtedness of any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such failure, default or breach is to cause, or to permit the holder or holders thereof (or a trustee on behalf of such holder or holders) to cause, Indebtedness of the Company or its Subsidiaries in the aggregate amount of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) or more to become or be declared due prior to its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise); or failure of the Company to perform or comply with any term or condition applicable to it contained in Sections 6.3, 6.11, and any Section in Article 7 hereof other than Sections 7.5 and 7.6 of this Agreement; or

                  (c) Any of the Company's representations or warranties made or deemed made herein or in any other Loan Document, or in any statement or certificate at any time given by the Company in writing pursuant hereto or thereto shall be inaccurate or incomplete in any materially adverse respect on the date as of which made or deemed made; or

                  (d) The Company shall default in the performance of or compliance with any term or covenant contained in this Agreement and such default shall not have been remedied or waived within thirty (30) days after receipt of notice from the Administrative Agent of such default other than those referred to above in Subsections 8.1(a), 8.1(b), or 8.1(c); or

                  (e) (1) A court having jurisdiction shall enter a decree or order for relief in respect of the Company or any of Company's Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in respect of the Company or any of Company's Subsidiaries, which decree or order is not stayed; or a filing of an involuntary case under any applicable bankruptcy, insolvency or other similar law in respect of the Company or any of Company's Subsidiaries has occurred; or (2) any other similar relief shall be granted under any applicable federal or state law; or a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of Company's Subsidiaries, or over all or a substantial part of their respective property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Company or any of Company's Subsidiaries, for all or a substantial part of their respective property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of Company's Subsidiaries, and the continuance of any such events in Subsections (1) and (2) above for sixty (60) days unless dismissed or discharged; or

                  (f) The Company or any of Company's Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company or any of Company's Subsidiaries of any assignment for the benefit of creditors; or the failure of the Company or any of Company's Subsidiaries, or the admission by any of them of its inability, to pay its debts as such debts become due; or

                  (g) Any money judgment, writ or warrant of attachment, or similar process involving in any case an amount in excess of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) shall be entered or filed against the Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event no later than five (5) days prior to the date of any proposed sale thereunder; or

                  (h) Any order, judgment or decree shall be entered against the Company decreeing the dissolution or split up of the Company and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

                  (i) Any Plan maintained by the Company or any of Company's Subsidiaries shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States district court to administer any Plan, or the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan if as of the date thereof the Company's or any Subsidiary's liability (after giving effect to the tax consequences thereof) to the Pension Benefit Guaranty Corporation (or any successor thereto) for unfunded guaranteed vested benefits under the Plan exceeds the then current value of assets accumulated in such Plan by more than FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) (or in the case of a termination involving the Company or any of Company's Subsidiaries as a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) the withdrawing employer's proportionate share of such excess shall exceed such amount); or

                  (j) The Company or any of Company's Subsidiaries as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00); or

                  (k) The Company shall purport to disavow its obligations hereunder or shall contest the validity or enforceability hereof, or the Administrative Agent's security interest on any portion of the Collateral shall become unenforceable or otherwise impaired; provided that, subject to the Administrative Agent's approval, no Event of Default shall occur as a result of such impairment if all Advances made against any such Collateral shall be paid in full within ten (10) days of the date of such impairment; or

                  (l) The Company dissolves or terminates its existence, or discontinues its usual business; or

                  (m) Any court shall find or rule, or the Company shall assert or claim, (i) that the Administrative Agent does not have a valid, first priority, perfected, enforceable Lien in the Collateral for the benefit of the Lenders, or (ii) that this Agreement or any of the Loan Documents does not or will not constitute the legal, valid, binding and enforceable obligations of the party or parties (as applicable) thereto, or (iii) that any Person has a conflicting or adverse Lien, claim or right in, or with respect to, the Collateral and the

         Company is unable within thirty (30) days to have such finding or ruling reversed or to have such adverse Lien, claim or right removed; or

                  (n) The Company shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint or other process which is not vacated within sixty (60) days from the date thereof; or

                  (o) Guarantor fails to make any payment of any Obligation on the date such payment is due; or

                  (p) A Change of Control occurs.

         8.2      Remedies.

                  (a) If a Lender shall have knowledge of a Default or an Event of Default, it shall forthwith give Notice thereof to the Administrative Agent. If the Administrative Agent shall have knowledge of a Default or an Event of Default, it shall forthwith give Notice thereof to each Lender and to the Company. The Administrative Agent shall not be deemed to have knowledge or Notice of the occurrence of a Default or an Event of Default unless the Administrative Agent has received Notice from a Lender or the Company.

                  (b) Upon the occurrence of any Event of Default described in Sections 8.1(e), or 8.1(f), the Commitments shall be terminated and all Obligations shall automatically become due and payable, without presentment for payment, demand, notice of non-payment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, maturity, or any other notices or requirements of any kind to the Company or any other Person liable thereon or with respect thereto, all of which are hereby expressly waived by the Company.

                  (c) Upon the occurrence of any Event of Default, other than those described in Sections 8.1(e) and 8.1(f), the Administrative Agent may, by written notice to the Company, terminate the Commitments and/or declare all Obligations of the Company to be immediately due and payable, whereupon the same shall forthwith become due and payable, together with all accrued interest thereon, and the obligations of the Lenders to make any Advances shall thereupon terminate.

                  (d) Upon the occurrence of any Event of Default, the Administrative Agent may also do any of the following:

                           (1) Foreclose upon or otherwise enforce its security
                  interest in and Lien on the Collateral to secure all payments and performance of Obligations of the Company in any manner permitted by law or provided for hereunder.

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

                           (2) Notify all obligors in respect of the Collateral
                  that the Collateral has been assigned to the Administrative Agent, for the benefit of the Lenders, and that all payments thereon are to be made directly to the Administrative Agent, for the benefit of the Lenders, or such other party as may be designated by the Administrative Agent; settle, compromise, or release, in whole or in part, any amounts owing on the Collateral, any such obligor or any Investor or any portion of the Collateral, on terms acceptable to the Administrative Agent; enforce payment and prosecute any action or proceeding with respect to any and all Collateral; and where any such Collateral is in default, foreclose on and enforce security interests in, such Collateral by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure.

                           (3) Act, or contract with a third party to act, as
                  servicer or subservicer of each item of Collateral requiring servicing and perform all obligations required in connection with Purchase Commitments, such third party's fees to be paid by the Company.

                           (4) Require the Company to assemble the Collateral
                  and/or books and records relating thereto and make such available to the Administrative Agent at a place to be designated by the Administrative Agent.

                           (5) Enter onto property where any Collateral or books
                  and records relating thereto are located and take possession thereof with or without judicial process.

                           (6) Prior to the disposition of the Collateral,
                  prepare it for disposition in any manner and to the extent the Administrative Agent deems appropriate.

                           (7) Exercise all rights and remedies of a secured
                  creditor under the Uniform Commercial Code of Texas or other applicable law, including, but not limited to, selling or otherwise disposing of the Collateral, or any part thereof, at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as the Administrative Agent may determine, including, without limitation, sale pursuant to any applicable Purchase Commitment. If notice is required under such applicable law, the Administrative Agent will give the Company not less than ten (10) days' notice of any such public sale or of the date after which private sale may be held. The Company agrees that ten (10) days' notice shall be reasonable notice. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the selling price is paid by the purchaser thereof, but the Administrative Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Administrative Agent may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon the Collateral or to foreclose the pledge and sell the Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction, or both.

                           (8) Proceed against the Company on the Notes.

                           (9) Proceed against the Guarantor.

                  (e) The Administrative Agent shall follow the instructions of the Majority Lenders in exercising or not exercising its rights under this Section 8.2(e), but (i) the Administrative Agent shall have no obligation to take or not to take any action which it believes may expose it to any liability, and (ii) the Administrative Agent may, but shall be under no obligation to, await instructions from the Majority Lenders before exercising or not exercising its rights under this
         Section 8.2(e)

                  (f) Any sale of Collateral pursuant to the terms of a Purchase Commitment, or any other disposition of collateral arranged by the Company, whether before or after the occurrence of an Event of Default, shall be deemed to have been made in a commercial reasonable manner.

                  (g) The Company acknowledges that Mortgage Loans and Mortgage-backed Securities are collateral of a type which is customarily sold on a recognized market. The Company waives any right it may have to prior notice of the sale of any Pledged Mortgage or Pledged Security, and agrees that any Lender may purchase any Pledged Mortgages or Pledged Securities at a private sale of such Collateral.

                  (h) Neither the Administrative Agent nor any Lender shall incur any liability as a result of the sale or other disposition of the Collateral, or any part thereof, at any public or private sale or disposition. The Company hereby waives (to the extent permitted by law) any claims it may have against the Administrative Agent and the Lenders arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the outstanding Advances and the unpaid interest accrued thereon, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree and none of the actions described herein shall render Administrative Agent's disposition of the Collateral in such a manner as commercially unreasonable. Any sale of Collateral pursuant to the terms of a Purchase Commitment, or any other disposition of collateral arranged by the Company, whether before or after the occurrence of an Event of Default, shall be deemed to have been made in a commercial reasonable manner.

                  (i) The Company specifically waives (to the extent permitted by law) any equity or right of redemption, all rights of redemption, stay or appraisal which the Company has or may have under any rule of law or statute now existing or hereafter adopted, and any right to require the Administrative Agent to (1) proceed against any Person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (3) pursue any other remedy in its power. The Administrative Agent shall not be required to take any steps necessary to preserve any rights of the Company against holders of mortgages prior in lien to the Lien of any Mortgage included in the Collateral or to preserve rights against prior parties.

                  (j) The Lenders may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage included in the Collateral, including, without limitation, payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Lenders in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof, together with interest thereon, at the Default Rate, from the time of payment until repaid, shall become a part of the principal balance outstanding hereunder and under the Notes.

                  (k) No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right, power or remedy provided hereunder, at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent of any right, power or remedy provided hereunder, at law or in equity preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without intending to limit the foregoing, all defenses based on the statute of limitations are hereby waived by the Company to the extent permitted by law. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

         8.3 Application of Proceeds. The proceeds of any sale, disposition or other enforcement of the security interest in all or any part of the Collateral (excluding proceeds from that shall be applied only to ) shall be applied by the Administrative Agent as follows:

                  First, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Administrative Agent's agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of the Administrative Agent in connection therewith;

                  Second, to the payment of all amounts due and payable on the Swingline Note;

                  Third, to the payment of all amounts due (other than principal and interest) under the Notes or this Agreement - payable ratably to Lenders in the proportion that each Lender's share of those amounts bears to the total of those amounts for all Lenders;

                  Fourth, to the payment of interest accrued and unpaid on the Notes payable ratably to each Lender in accordance with the amount of accrued interest owed to each of them until such interest accrued at the rates set forth hereby is paid in full;

                  Fifth, to the payment of the outstanding principal amounts of all Advances payable ratably to each Lender in accordance with its Commitment Percentage;

                  Sixth, to the payment of all other Obligations - payable ratably to Lenders in the proportion that each Lender's share of those amounts bears to the total of those amounts for all Lenders; and

                  Finally, to the payment to the Company, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         If the proceeds of any such sale, disposition or other enforcement are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of all Obligations of the Company, the Company shall remain liable for any deficiency.

         8.4 Administrative Agent Appointed Attorney-in-Fact. The Administrative Agent is hereby appointed the attorney-in-fact of the Company, with full power of substitution, for the purpose of carrying out the provisions hereof and taking any action and executing any instruments which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right and power to give notices of its security interest in the Collateral to any Person, either in the name of the Company or in its own name, to endorse all Pledged Mortgages or Pledged Securities payable to the order of the Company, to change or cause to be changed the book-entry registration or name of subscriber or Investor on any Pledged Security, or to receive, endorse and collect all checks made payable to the order of the Company representing any payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Mortgages or Pledged Securities and to give full discharge for the same. The Lenders agree that the Administrative Agent shall not exercise the foregoing power of attorney unless there exists at the time of such exercise a continuing Event of Default.

         8.5 Right of Offset. Company hereby grants to Administrative Agent and to each Lender a right of offset, to secure the repayment of the Obligations, upon any and all monies, securities, or other property of Company, and the proceeds therefrom now or hereafter held or received by or in transit to Administrative Agent or such Lender from or for the account of Company, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposits (general or special, time or demand, provisional or final) and credits of Company, and any and all claims of Company against Administrative Agent or such Lender, at any time existing. Upon the occurrence of any Default, Administrative Agent and each Lender are authorized at any time and from time to time, without notice to Company, to offset, appropriate, and apply any and all of those items against the Obligations. Notwithstanding anything in this section or elsewhere in this Agreement to the contrary, neither Administrative Agent nor any other Lender shall have any right to offset, appropriate, or apply any accounts of Company which consist of escrowed funds (except and to the extent of any beneficial interest which Company have in such escrowed funds) which have been so identified by Company in writing at the time of deposit thereof.

         8.6 Waivers. Company waives any right to require Administrative Agent to (a) proceed against any Person, (b) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (c) pursue any other remedy in its power. Administrative Agent shall not be required to take any steps necessary to preserve any rights of Company against any Person from which Company purchased any Mortgage Loans or to preserve rights against prior parties. Company and each surety, endorser, guarantor, pledgor, and other party ever liable or whose property is ever liable for payment of any of the Obligations jointly and severally waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and on payment, and agree that their or their property's liability with respect to the Obligations, or any part thereof, shall not be affected by any renewal or extension in the time of payment of the Obligations, by any indulgence, or by any release or change in any security for the payment of the Obligations, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number thereof.

         8.7 Performance by Administrative Agent. Should any covenant, duty, or agreement of Company fail to be performed in accordance with the terms of this Agreement or of any document delivered under this Agreement, Administrative Agent may, at its option, after notice to Company, as the case may be, perform, or attempt to perform, such covenant, duty, or agreement on behalf of the Company and shall notify each Lender that it has done so. In such event, Company shall jointly and severally, at the request of Administrative Agent, promptly pay any amount expended by Administrative Agent in such performance or attempted performance to Administrative Agent at its principal place of business, together with interest thereon at the Maximum Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume and shall never have, except by express written consent of Administrative Agent, any liability or responsibility for the performance of any duties of Company under this Agreement or under any other document delivered under this Agreement.

         8.8 No Responsibility. Except in the case of fraud, gross negligence, or willful misconduct, neither Administrative Agent nor any of its officers, directors, employees, or attorneys shall assume or ever have any liability or responsibility for, any diminution in the value of the Collateral or any part of the Collateral.

         8.9 No Waiver. The acceptance by Administrative Agent or any Lender at any time and from time to time of partial payment or performance by Company of any of their respective obligations under this Agreement or under any Loan Document shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent or any Lender shall be deemed to be a waiver of any other then existing or subsequent Default. No delay or omission by Administrative Agent or any Lender in exercising any right under this Agreement or under any other document required to be executed under or in connection with this Agreement shall impair such right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof, or the exercise of any other right under this Agreement or otherwise.

         8.10 Cumulative Rights. All rights available to Administrative Agent and the Lenders under this Agreement or under any other document delivered under this Agreement shall be cumulative of and in addition to all other rights granted to Administrative Agent and the Lenders at law or in equity, whether or not the Notes be due and payable and whether or not Administrative Agent shall have instituted any suit for collection, foreclosure or other action in connection with this Agreement or any other document delivered under this Agreement.

         8.11 Rights of Individual Lenders. No Lender shall have any right by virtue of, or by availing itself of any provision of this Agreement to institute any actions or proceedings at law, in equity, or otherwise (excluding any actions in bankruptcy), upon or under or with respect to this Agreement or for the appointment of a receiver, or for any other remedy under this Agreement, unless (a) all Lenders previously shall have given to Administrative Agent written notice of a

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

Default and the continuance thereof, including a written request upon Administrative Agent to institute such action or proceedings in its own name and offering to indemnify Administrative Agent against the costs, expenses and liabilities to be incurred thereon or thereby, (b) Administrative Agent, for ten Business Days after its receipt of such notice, shall have failed to institute any such action or proceedings, and (c) no direction inconsistent with such written request shall have been given to Administrative Agent by all Lenders. It is understood and intended, and expressly covenanted by the taker and holder of every Note with every other taker and holder and Administrative Agent, that no one or more holders of Notes shall have any right in any manner whatever by virtue, or by availing itself of any provision of this Agreement to affect, disturb or prejudice the rights of any other Lender or to address or seek to obtain priority over or preference to any other such Lender, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Lenders. For the protection and enforcement of the provisions of this Section 8.11, each and every Lender and Administrative Agent shall be entitled to such relief as can be given either at law or in equity.

         8.12 Notice to Administrative Agent. Should any Event of Default or Default occur and be continuing, any Lender having actual knowledge thereof shall notify Administrative Agent and Company of the existence thereof, but the failure of any Lender to provide that notice shall not prejudice that Lender's rights under this Agreement.

         8.13 Costs. All court costs, reasonable attorneys' fees, other costs of collection, and other sums spent by Administrative Agent or any Lender in the exercise of any right provided in any Loan Document is payable to Administrative Agent or that Lender, as the case may be, on demand, is part of the Obligations, and bears interest at the Default Rate from the date paid by Administrative Agent or any Lender to the date repaid by Company.

         8.14 Sharing. If any Lender obtains any amount - whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its rights under Section 8.5 - that exceeds the portion of that amount it is otherwise entitled under the Loan Documents to receive, then that Lender shall purchase from the other Lenders participations that result in the purchasing Lender's sharing the excess amount ratably with each Lender in accordance with the portion it is entitled to receive under the Loan Documents. If all or any of that excess amount is subsequently recovered from that purchasing Lender, then the purchase of participations in it is automatically rescinded and the purchase price restored to that purchasing Lender to the extent of the recovery. Any Lender purchasing a participation from another Lender under this Section may, to the extent lawful, exercise all of its rights of payment (including the right of offset) with respect to that participation as fully as if that Lender were the direct creditor of Company in the amount of that participation.

         8.15     Commitment Increases.

                  (a) At any time and from time to time after the Closing Date, the Commitment may be increased either by an Additional Lender establishing a Commitment Amount or by one or more then existing Lenders ("Increase Lender") increasing its Commitment Amount (each such increase by either means, a "Commitment Increase") provided that no Commitment Increase shall be come effective unless and until (i) the Company, the Administrative Agent and the Additional Lender or the Increase Lender shall have executed and delivered an amendment with respect to such Commitment Increase, and (ii) such

         Commitment Increase shall have been consented to by each of the other Lenders. Prior to the effective date of any Commitment Increase, the Company shall issue a Note to the Additional Lender or, against surrender of its existing Note to an Increase Lender, in the amount of such Lender's Commitment Amount after giving effect to such Commitment Increase. Such new promissory notes shall constitute a "Note"for the purpose of the Loan Documents.

                  (b) On the effective date of any Commitment Increase, the Administrative Agent shall recompute the Commitment Percentage for each Lender following the Commitment Increase, and within in two (2) Business Days, the Administrative Agent shall request Advances of the affected category from or shall direct prepayments of such Advances to, each Lender so that the total amount of all then outstanding Advances of the affected category of each category are shared pro rata with each Lender, pursuant to Section 2.1 hereof.

9.       NOTICES.

         All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder (collectively, "Notices") shall, except as otherwise expressly provided hereunder, be in writing and shall be delivered in person or mailed, first class, return receipt requested, postage prepaid, or delivered by overnight courier, addressed to the respective parties hereto at their respective addresses hereinafter set forth or, as to any such party, at such other address as may be designated by it in a Notice to the other. All Notices shall be conclusively deemed to have been properly given or made when duly delivered, in person or by overnight courier, or if mailed on the third Business Day after being deposited in the mails, addressed as follows:

         If to the Company:                 Mortgage Portfolio Services, Inc.
                                            4144 North Central Expressway
                                            Suite 800
                                            Dallas, Texas 75204
                                            Attn:  James E. Hinton
                                            Facsimile:  (972) 503-8756
                                            Telephone:  (972) 404-4400

         If to the Guarantor:               NAB Asset Corporation
                                            4144 North Central Expressway
                                            Suite 800
                                            Dallas, Texas 75204
                                            Attn: Alan Ferree
                                            Facsimile:  (214) 821-3689
                                            Telephone:  (214) 860-1882

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         If to Bank United as
         the Administrative Agent
         or a Lender:                 Bank United
                                      Attn: Frank Hattemer, Director
                                      Mortgage Banker Finance
                                      3200 Southwest Freeway, Suite 2702
                                      Houston, Texas 77027
                                      Fax No.:  (713) 543-4292

         and                          Bank United
                                      Attn: Jonathon K. Heffron, General Counsel
                                      3200 Southwest Freeway, Suite 2604
                                      Houston, Texas 77027
                                      Fax No.:  (713) 543-6469

         If to the Lenders:           Residential Funding Corporation
                                      Attn: Thomas M. Clement
                                      4800 Montgomery Lane, Suite 300
                                      Bethesda, Maryland 20814
                                      Fax No.:  (301) 215-6288

10.      REIMBURSEMENT OF EXPENSES; INDEMNITY.

         10.1 Reimbursement of Expenses and Indemnification by Company. The Company shall: (a) pay all out-of-pocket costs and expenses of the Administrative Agent, including, without limitation, reasonable attorneys' fees in connection with the preparation, negotiation, documentation, enforcement and administration of this Agreement, the Notes, and other Loan Documents and the making and repayment of the Advances and the payment of interest thereon; (b) PAY, AND HOLD THE ADMINISTRATIVE AGENT AND THE LENDERS AND ANY HOLDER OF THE NOTES HARMLESS FROM AND AGAINST, ANY AND ALL PRESENT AND FUTURE STAMP, DOCUMENTARY AND OTHER SIMILAR TAXES WITH RESPECT TO THE FOREGOING MATTERS AND SAVE THE ADMINISTRATIVE AGENT AND THE LENDERS AND THE HOLDER OR HOLDERS OF THE NOTES HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES WITH RESPECT TO OR RESULTING FROM ANY DELAY OR OMISSION TO PAY SUCH TAXES; (c) INDEMNIFY, PAY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT, EACH LENDER, AND ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS AND ANY SUBSEQUENT HOLDER OF THE NOTES (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND WHATSOEVER (THE "INDEMNIFIED LIABILITIES") (INCLUDING, WITHOUT LIMITATION, INDEMNIFIED LIABILITIES RESULTING, IN WHOLE OR IN PART, FROM ANY INDEMNIFIED PARTY'S OWN NEGLIGENCE OR STRICT LIABILITY) WHICH MAY BE IMPOSED UPON, INCURRED BY OR ASSERTED AGAINST SUCH INDEMNIFIED PARTY IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR ANY OF THE

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TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY TO THE EXTENT THAT ANY SUCH
INDEMNIFIED LIABILITIES RESULT (DIRECTLY OR INDIRECTLY) FROM ANY CLAIMS MADE, OR ANY ACTIONS, SUITS OR PROCEEDINGS COMMENCED OR THREATENED, BY OR ON BEHALF OF ANY CREDITOR (EXCLUDING THE LENDERS AND THE HOLDER OR HOLDERS OF THE NOTES), SECURITY HOLDER, SHAREHOLDER, CUSTOMER (INCLUDING, WITHOUT LIMITATION, ANY PERSON HAVING ANY DEALINGS OF ANY KIND WITH THE COMPANY), TRUSTEE, DIRECTOR, OFFICER, EMPLOYEE AND/OR AGENT OF THE COMPANY ACTING IN SUCH CAPACITY, THE COMPANY OR ANY GOVERNMENTAL REGULATORY BODY OR AUTHORITY. THE FOREGOING INDEMNITY SHALL NOT APPLY TO THE EXTENT THE INDEMNIFIED LIABILITIES RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PARTY OR ANY INDEMNIFIED PARTY'S OWN VIOLATIONS OF REGULATIONS APPLICABLE TO IT. THE AGREEMENT OF THE COMPANY CONTAINED IN THIS SUBSECTION (c) SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS AGREEMENT AND THE PAYMENT IN FULL OF THE NOTES. ATTORNEYS' FEES AND DISBURSEMENTS INCURRED IN ENFORCING, OR ON APPEAL FROM, A JUDGMENT PURSUANT HERETO SHALL BE RECOVERABLE SEPARATELY FROM AND IN ADDITION TO ANY OTHER AMOUNT INCLUDED IN SUCH JUDGMENT, AND THIS CLAUSE IS INTENDED TO BE SEVERABLE FROM THE OTHER PROVISIONS OF THIS AGREEMENT AND TO SURVIVE AND NOT BE MERGED INTO SUCH JUDGMENT.

         10.2 INDEMNIFICATION BY THE LENDERS. THE LENDERS AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT IN ITS RESPECTIVE CAPACITY AS SUCH (TO THE EXTENT NOT REIMBURSED BY THE COMPANY AND WITHOUT LIMITING THE OBLIGATION OF THE COMPANY TO DO SO), RATABLY ACCORDING TO THE RESPECTIVE AMOUNTS OF THEIR COMMITMENT PERCENTAGE, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING WITHOUT LIMITATION AT ANY TIME FOLLOWING THE PAYMENT OF THE OBLIGATIONS) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN DOCUMENTS OR ANY DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM ADMINISTRATIVE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE PAYMENT OF THE OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT. ATTORNEYS' FEES AND DISBURSEMENTS INCURRED IN ENFORCING, OR ON APPEAL FROM, A JUDGMENT PURSUANT HERETO SHALL BE RECOVERABLE SEPARATELY FROM

AND IN ADDITION TO ANY OTHER AMOUNT INCLUDED IN SUCH JUDGMENT, AND THIS CLAUSE IS INTENDED TO BE SEVERABLE FROM THE OTHER PROVISIONS OF THIS AGREEMENT AND TO SURVIVE AND NOT BE MERGED INTO SUCH JUDGMENT.

         TO THE EXTENT THAT, AFTER THE LENDERS HAVE MADE PAYMENTS TO ADMINISTRATIVE AGENT PURSUANT TO THIS SECTION 10.2, ADMINISTRATIVE AGENT RECEIVES FROM THE COMPANY, THE COLLATERAL OR ANY OTHER SOURCE (OTHER THAN THE LENDERS) ANY AMOUNT ON ACCOUNT OF THE LIABILITIES SO PAID BY THE LENDERS, ADMINISTRATIVE AGENT SHALL REIMBURSE SUCH AMOUNT RECEIVED FROM THE COMPANY, THE COLLATERAL OR SUCH OTHER SOURCE TO THE LENDERS, RATABLY IN ACCORDANCE WITH THE AMOUNTS RECEIVED FROM THEM PURSUANT TO SECTION 10.2. FOR PURPOSES OF THE FOREGOING SENTENCE, ADMINISTRATIVE AGENT MAY APPLY ANY AMOUNT RECEIVED FROM THE COMPANY OR ANY SUCH OTHER SOURCE TO ANY OBLIGATIONS OWING TO IT UNDER ANY LOAN DOCUMENT.

11.      FINANCIAL INFORMATION.

         All financial statements and reports furnished to the Administrative Agent hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the financial statements as at, and for the period ended, the Statement Date (except to the extent otherwise required to conform to good accounting practice).

12.      AGREEMENTS CONCERNING THE ADMINISTRATIVE AGENT AND THE LENDERS.

         12.1 Authorization and Action. Each of the Lenders hereby irrevocably appoints Bank United as the Administrative Agent under this Agreement and the other Loan Documents and authorizes the Administrative Agent to act on such appointing Lender's behalf and to exercise such powers under this Agreement and all other Loan Documents as are specifically delegated to or required of the Administrative Agent by their terms, together with all reasonably incidental powers. If the Administrative Agent (in such capacity) (a) receives any material writing from the Company (including any report or statement required by any of the Loan Documents), (b) receives any default notice from any Lender alleging or relating to any Default by the Company, or (c) gives any Default notice to the Company pursuant to the terms of this Agreement, the Administrative Agent shall promptly forward copies of such material writing or Default notice to the other Lenders. As to any matter not expressly provided for by this Agreement (including enforcement or collection of any Note and foreclosure on any Collateral for any or all of the Company's present or future Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the joint instructions of all of the affected Lenders, and such instructions shall be binding upon all Lenders; provided, that the Administrative Agent shall not be required to take any action that it reasonably believes may (1) expose it to personal liability or (2) be contrary to this Agreement, or applicable requirements of law. The Administrative Agent may (but shall not be under any obligation to) propose to take action or actions under this Agreement in a notice to the other affected Lenders; unless otherwise directed by the other affected

Lenders within ten (10) Business Days after the date of such notice, the Administrative Agent may (but shall not be obligated to) take the action or actions proposed in such notice and the Administrative Agent shall be fully protected in so acting as if it had received instructions to take such action or actions from the other affected Lenders; provided, that without the other affected Lenders' approval, the Administrative Agent shall not (A) declare in writing that a Default that has occurred under this Agreement has been waived or cured, (B) consent to any merger or consolidation of Company with or into another Person that would have the effect described in this Agreement's definition of "Change of Control", or (C) declare the maturity of any Note accelerated, foreclose on any Collateral or exercise any of the Lenders' other material remedies after the occurrence of any Default unless such actions set forth in this clause (C) are (i) reasonably susceptible of being rescinded without materially and adversely affecting the other Lenders or any of the Collateral if the other affected Lenders should elect to have the Administrative Agent rescind them or (ii) actions that the Administrative Agent, acting reasonably in light of the circumstances then prevailing and known to the Administrative Agent, shall deem necessary or appropriate to take on an urgent basis in order to protect or preserve Collateral or to protect the rights or interests of the Lenders.

         12.2 Employment of Others by the Administrative Agent. The Administrative Agent may execute and perform any of its duties under the Loan Documents by or through agents other than (a) Company or (b) any of Company's Affiliates or (c) any of Company's attorneys or other agents, and shall be entitled to rely (and shall be protected in reasonably relying) on the advice of such agents and attorneys concerning all matters pertaining to its duties under the Loan Documents, and, except as otherwise provided in Section 12.3, the Administrative Agent shall not be responsible for the negligence or misconduct of any such agents and attorneys selected by it with reasonable care. Each Lender recognizes and understands that if, after the occurrence of any Default under this Agreement, the Administrative Agent services any Collateral consisting of loans secured by mortgages and the Administrative Agent does not have adequate facilities (and the Administrative Agent shall have no obligation to develop adequate facilities) to service such Collateral, it will be necessary for the Administrative Agent to contract with a third party to service such Collateral and the fees to be paid for such services will be treated as expenses payable out of the income and proceeds realized from such Collateral having priority over other applications of such income and proceeds pursuant to the Loan Documents. The Administrative Agent will identify any such servicing agent selected by the Administrative Agent for such purpose by written notice to the Lenders, and may engage and continue to employ such servicing agent unless and until the other Lenders notify the Administrative Agent in writing that they disapprove of such servicing agent so selected, in which event the Administrative Agent shall promptly engage such other servicing agent as shall be approved in writing by all of the Lenders and replace the servicing agent so originally selected.

         12.3 No Liability. Except in the case of its, his or her own (or own agent's) fraud, gross negligence, or willful misconduct, IT BEING SPECIFICALLY INTENDED THAT THE RELEASED PERSONS BE HEREBY RELEASED FROM LIABILITY FOR THEIR OWN SIMPLE NEGLIGENCE, the "Administrative Agent, et al." (meaning the Administrative Agent, its Affiliates and its - and each of its Affiliates' - officers, shareholders, directors, employees and agents), the Lenders and their respective shareholders, directors, officers, employees, attorneys and agents (collectively, the "Released Persons") shall not be (a) liable for any action taken or omitted to be taken by such Released Person (1) under the Loan Documents in good faith and believed by such Released Person to be within the discretion or power conferred upon such Released Person by the Loan Documents or

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(2) with the consent or at the request of all Lenders or (b) responsible for consequences of any error of judgment. The Administrative Agent, et al., shall not be responsible in any manner to anyone for (1) the effectiveness, enforceability, legality, genuineness, sufficiency, validity, due execution, filing, registration or recording of any of the Loan Documents, (2) any representation, warranty, document, certificate, report or statement made or furnished in, under or in connection with the Loan Documents other than its own representation, warranty, certificate, report or statement furnished to one or more Lenders in or pursuant to any Loan Document, whether deemed given pursuant to Section 12.3 of this Agreement or given in a separate writing (and no certificate, report or statement so furnished that is prepared in reliance upon information furnished by the Company or any source other than the Administrative Agent itself shall be construed to be a certification, confirmation, guaranty or undertaking of any kind by the Administrative Agent of the correctness or completeness of any of the information so relied upon by the Administrative Agent), (3) the value of any of the Collateral, (4) except to the extent the Administrative Agent is required to hold Collateral or take or perform any other action with respect to it in accordance with this Agreement and which action is required of such perfection, the perfection of any Lien on any Collateral or (5) any delay, error, omissions or default of any third party mail, telegraph, telecopy, electronic mail, cable or wireless agency or operator. The Administrative Agent, et al., shall not be under any obligation to anyone to (a) ascertain or to inquire as to the performance or observation of any of the terms, covenants, or conditions of any of the Loan Documents on the part of the Company or any other Person or (b) inspect the Property (including the books and records) of the Company. Also, the Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless a Vice President or more senior officer of the Mortgage Banking Group of the Administrative Agent has actual knowledge of it or such an officer shall have received notice from the Company or a Lender referring to this Agreement, describing such Default and stating that such notice is a "notice of default". Subject to the foregoing limitations and to any direction from the Lenders to take action pursuant to this Article, the Administrative Agent shall perform the duties imposed upon it under the Loan Documents with respect to the Collateral with the same amount of diligence and using the same amount of judgment and discretion as if it were acting solely for its own account and, in connection therewith, the Administrative Agent is hereby authorized to (a) settle, compromise and release claims against the makers of any Collateral and any other Person obligated with respect to any Collateral; (b) foreclose on and enforce security interests in any Collateral or Property securing any Collateral; (c) sell Collateral and Property acquired as a result of foreclosure on or under the Collateral; and (d) do all other acts and things as the Administrative Agent, in its sole discretion, may deem necessary or appropriate to protect the rights and interest of the Administrative Agent and the Lenders and to realize the benefits of the Collateral.

         12.4 Reliance. The Administrative Agent, et al., shall be entitled to rely - and shall be fully protected in reasonably relying - upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order or other document or conversation believed by it, him or her to be genuine and correct and to have been signed or made by the proper Person. The Administrative Agent shall not be required in any way to determine the identity or authority of any Person delivering or executing the same. If any order, writ, judgment or decree (an "Order") shall be made or entered by any court affecting the rights, duties and obligations of the Administrative Agent under the Loan Documents, then and in any of such events the Administrative Agent is authorized, in its sole discretion, to rely upon and comply with such Order; and if the Administrative Agent complies with any such Order, then the

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Administrative Agent, et al., shall not be liable to any Lender or to any other
Person by reason of such compliance, even though such Order may be subsequently reversed, modified, annulled, set aside, held inapplicable or vacated.

         12.5 Resignation of the Administrative Agent. The Administrative Agent, or any agent or agents hereafter appointed, at any time may resign by giving written notice of resignation to the Company and the Lenders and complying with the applicable provisions of this Section. The Administrative Agent may be removed in accordance with the applicable provisions of Section 12.6 and with written notice to the Company. Upon receiving such notice of resignation or removal, a successor Administrative Agent shall be promptly appointed by unanimous action of the Lenders by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Administrative Agent and one copy to the successor Administrative Agent. If no successor Administrative Agent shall have been so appointed and have accepted the appointment within thirty (30) days after such notice of resignation, then the resigning Administrative Agent may appoint a successor Administrative Agent, which shall itself be subject, however, to removal by the Lenders (other than any Lender which is then the Administrative Agent) without cause (i.e., notwithstanding the conditions to removal of the Administrative Agent stated in Section 12.6) upon thirty (30) days' written notice, provided that the removing Lenders designate another successor Administrative Agent in such notice - or in a separate written notice given on or before five (5) days thereafter - to the Administrative Agent being removed. If the resigning Administrative Agent does not appoint a successor Administrative Agent as provided in the preceding sentence, then the resigning Administrative Agent or the Lenders (other than any Lender which is then the Administrative Agent) may petition any appropriate court for the appointment of a successor Administrative Agent. After such notices, if any, as it may deem proper and prescribe, such court may appoint a successor Administrative Agent.

         12.6 Removal of the Administrative Agent. If (a) a receiver shall be appointed by any Governmental Authority of competent jurisdiction and shall take charge or control of the Administrative Agent or of its Property or affairs for the purpose of rehabilitation, conservation or liquidation, or (b) the Administrative Agent shall be grossly negligent in the performance of its material duties and obligations under this Agreement or engage in willful misconduct concerning any such material duties and obligations, then, in any such case, the Lenders (other than any Lender which is then the Administrative Agent) may remove the Administrative Agent and appoint a successor by written instrument, in duplicate, one copy of which shall be delivered to the Administrative Agent so removed and one copy to the successor Administrative Agent; or the Lenders (other than any Lender which is then the Administrative Agent) may petition any court of competent jurisdiction for the removal of the Administrative Agent and the appointment of a successor Administrative Agent. After such notice, if any, as it may deem proper and prescribe, such court may remove the Administrative Agent and appoint a successor Administrative Agent.

         12.7 Effective Date of Resignation or Removal. No resignation or removal of the Administrative Agent shall be effective until (a) a successor Administrative Agent is appointed pursuant to the provisions of this Agreement and has accepted the appointment as provided in this Agreement, with a copy of such acceptance to be provided by the successor Administrative Agent to the predecessor Administrative Agent, the Company and the Lenders (but no notice to any other Person shall be required), and (b) the resigning or removed Administrative Agent has taken such actions (including the deliver to the successor Administrative Agent of Collateral and the execution

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and delivery to the successor Administrative Agent of assignments) as may be necessary or appropriate to cause the successor Administrative Agent to have a perfected Lien in the collateral for the benefit of the Lenders (provided, that the Lenders may elect to waive the requirements of this clause (b) to facilitate succession, although no such waiver shall excuse the resigning or removed Administrative Agent from its obligations under this clause (b) or otherwise), and the Administrative Agent agrees to take any and all such actions as the successor Administrative Agent may reasonably request. Each Lender shall be responsible, ratably, for its share of all reasonable expenses of the resigning or removed Administrative Agent and of the successor Administrative Agent incurred in connection with the actions to be taken in accordance with the provisions of this Section.

         12.8 Successor Administrative Agent. Any successor Administrative Agent appointed as provided in this Article shall execute and deliver to the Company and to its predecessor Administrative Agent an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Administrative Agent shall become effective and such successor Administrative Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of its predecessor, with like effect as if originally named as the Administrative Agent; provided, that upon the written request of the Company or the successor Administrative Agent, the Administrative Agent ceasing to act shall execute and deliver (a) an instrument transferring to such successor Administrative Agent all of the rights of the Administrative Agent so ceasing to act and (b) to such successor Administrative Agent such instruments as are necessary to transfer the Collateral to such successor Administrative Agent (including assignments of all Collateral or Collateral Documents). Upon the request of any such successor Administrative Agent made from time to time, the Company shall execute any and all papers which the successor Administrative Agent shall request or require to more fully and certainly vest in and confirm to such successor Administrative Agent all such rights.

         12.9 Credit Decision. Each Lender acknowledges and agrees that it has, independently and without reliance upon the Administrative Agent or any other Lender and based upon the Financial Statements of the Company and such other documents and information as it has deemed appropriate (and such Lender represents and agrees that it has received and reviewed all of the information which it requested and that it requested all information which it considered material to its credit decision), made its own credit analysis and decision to enter into this Agreement . Each Lender also acknowledges and agrees that it will, independently and without reliance upon the Administrative Agent, et al. or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         12.10 Expense Reimbursement. The Administrative Agent shall use its best efforts to recover from the Company all Extraordinary Servicing Expenses that are the responsibility of the Company under the Loan Documents. If the Company fails to pay the Administrative Agent for any Extraordinary Servicing Expenses, each Lender shall, upon demand of the Administrative Agent, reimburse the Administrative Agent for its respective share of all such Extraordinary Servicing Expenses pro rata in accordance with their respective Commitment Percentages. If any such Extraordinary Servicing Expenses are reimbursed to the Administrative Agent by the Company after having been collected from the Lenders, the Administrative Agent shall repay the Lenders their respective shares thereof in accordance with their respective Commitment Percentages.

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         12.11 Merger of the Administrative Agent. Any Person into which the
Administrative Agent may be merged or converted or with which it may be consolidated, or any Person surviving or resulting from any merger, conversion or consolidation to which the Administrative Agent shall be a party or any Person succeeding to the commercial banking business of the Administrative Agent, shall be the successor Administrative Agent without the execution or filing of any paper or any further act on the part of any of the parties.

         12.12 Administrative Agent and Affiliates. With respect to its own Notes, the Administrative Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent. Each of the Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Company, any of its Affiliates and any Person who may do business with or own securities of any of them, all as if it was not the Administrative Agent and without any duty to account therefor to the Lenders.

13.      MISCELLANEOUS.

         13.1 Terms Binding Upon Successors; Survival of Representations. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. All representations, warranties, covenants and agreements herein contained on the part of the Company shall survive the making of any Advance and the execution of the Notes, and shall be effective so long as the Commitment is outstanding hereunder or there remain any Obligations of the Company hereunder or under the Notes to be paid or performed.

         13.2 Participation and Assignments. This Agreement and the obligations of the Company may not be assigned by the Company. Any Lender may assign or transfer, in whole or in part, and further may, subject to the limitations set forth below, sell participations in all or any part of its Advances or Commitments or any other interest in the Obligations or any of its obligations hereunder, to one or more financial institutions, with minimum assets of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00), in which event (a) in the case of an assignment, the assignee shall have, to the extent of such assignment (unless otherwise provided thereby), the same rights and benefits as it would have if it were a "Lender" hereunder, and, if the assignee has expressly assumed, for the benefit of the Company, such Lender's obligations hereunder, such Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption and (b) in the case of a participation, upon written notice thereof by such Lender to the Administrative Agent, the participating Person's (a "Participant") rights against the Lender from whom it has purchased such participation (the "Participating Lender") in respect of such participation are those set forth in the agreement executed by such Lender in favor of the Participant relating thereto. Such Participating Lender shall remain solely responsible to the other parties hereto for the performance of such Lender's obligations under the Loan Documents, whether or not such Lender shall remain the holder of any Note. Such Participating Lender shall retain all voting rights with respect to such Note, the Advances hereunder and the Lender's Commitments. The Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Participating Lender in connection with such Lender's rights and obligations under the Loan Documents and the consent of the Participant shall not be required for amendments or waivers of the Loan Documents other than any consent of Participant required

                                                                         Page 75
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under any participating agreement of any amendment or waiver described in
Section 13.3 requiring the written consent of 100% of the Lenders. Notwithstanding the foregoing, nothing contained herein shall in any manner or to any extent affect the right of any Lender to pledge any portion of its Notes for security purposes to any Federal Reserve Bank or, except as set forth in the following sentence, to assign its Note and its right to receive and retain payments on its Note provided such Lender remains primarily and directly liable pursuant to the terms and conditions of this Agreement to keep, observe and perform all of its obligations under this Agreement, and all such assignments shall be treated, considered and administered as a sale of a participation and not as an assignment and shall be subject to and governed by the provisions of this Section. Any Lender may furnish any information concerning the Company in the possession of such Lender from time to time to Affiliates of such Lender and to assignees and Participants (including prospective assignees and Participants) and the Company hereby consents to the provision of such information. Notwithstanding the foregoing, Administrative Agent and Bank United hereby consent and agree that RFC may assign its rights under the Agreement and its
Note in its current, as well as any future, off-balance sheet financing program, so long as such assignment is part of an ongoing financing program and RFC shall remain fully liable for the performance of all obligations under the Agreement in connection with its Commitment Amount.

         13.3 Amendments and Modifications. Without the written consent of all of the Lenders, including Bank United, the Administrative Agent shall not agree to any amendments or modifications to the Loan Documents, or grant a written waiver of any provision of them, the effect of which would be to (a) change the amount or the due date of any required payment of principal or accrued interest or any fees,(b) extend the maturity date of any Note, (c) change any sharing ratio applicable to the Lenders under this Agreement except pursuant to the express provisions of this Agreement, (d) change the several nature of the Lenders' respective obligations to make Advances this Agreement, (e) change the conditions precedent to any Advance, (f) release Collateral other than pursuant to the express provisions of this Agreement, (g) amend this Section or the definition of "Majority Lenders", (h) amend, or waive any violation of, the provisions of Section 7.12 hereof, (i) amend the definition of "Eligible Mortgage Loan," or amend any defined term used within the definition of "Eligible Mortgage Loan," (provided that, with the approval of the Majority Lenders, the Administrative Agent may temporarily waive or suspend one or more of this Agreement's eligibility requirements or conditions for a particular grouping of Mortgage Loans to qualify as Eligible Mortgage Loan, where their failure to so qualify is beyond the Company's reasonable control and if the Administrative Agent believes at the time of such temporary waiver or suspension that the factors which apparently caused such disqualification will be eliminated in a reasonably short time and provided further that Administrative Agent may, in its sole discretion, warehouse or continue to warehouse Mortgage Loans ("Ineligible Mortgage Loans") which fail to qualify as Eligible Mortgage Loans, and waive or temporarily suspend or delay any obligation of the Company hereunder in connection with such Ineligible Mortgage Loans, including, without limitation, suspension of any mandatory prepayment due in connection with such Ineligible Mortgage Loans, so long as the aggregate Advances outstanding at any one time against such Ineligible Mortgage Loans shall not exceed ONE MILLION AND NO/100 DOLLARS ($1,000,000.00)), (j) increase the amount of any Lender's Commitment Amount, and (k) amend or modify the provisions of Sections 2.10 or
2.11 of this Agreement. Without the consent of the Majority Lenders, the Administrative Agent shall not agree to any other amendments or modifications to the Loan Documents, or grant a written waiver of any other material provision of the Loan Documents; provided that any such amendment or waiver proposed by Administrative Agent or Company shall be submitted to all Lenders concurrently, even though

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

the consent or approval of Lenders may not be required, and the Administrative Agent may proceed to make any such amendment or waiver that requires only the Majority Lenders' approval when the Administrative Agent has obtained that approval even if not all Lenders have yet responded to the Administrative Agent's proposal.

         13.4 Governing Law. This Agreement and the other Loan Documents shall be governed by the laws of the State of Texas, without reference to its principles of conflicts of laws.

         13.5 Relationship of the Parties. This Agreement provides for the making of Advances by the Lenders, in their capacities as lenders, to the Company, in its capacity as a borrower, and for the payment of interest, repayment of principal by the Company to the Lenders, and for the payment of certain fees by the Company to the Lenders and the Administrative Agent. The relationship between the Lenders and the Company is limited to that of creditor/secured party, on the one hand, and debtor, on the other hand. The provisions herein for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of the Lenders to protect their interests as lenders in assuring payments of interest and repayment of principal and payment of certain fees, and nothing contained in this Agreement shall be construed as permitting or obligating the Administrative Agent or the Lenders to act as a financial or business advisor or consultant to the Company, as permitting or obligating the Administrative Agent or the Lenders to control the Company or to conduct the Company's operations, as creating any fiduciary obligation on the part of the Administrative Agent or the Lenders to the Company, or as creating any joint venture, agency, or other relationship between the parties hereto other than as explicitly and specifically stated in this Agreement. The Company acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision for waiver of trial by jury. The Company further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to the Lenders for credit and to execute and deliver this Agreement.

         13.6 Severability. If any provision of this Agreement shall be declared to be illegal or unenforceable in any respect, such illegal or unenforceable provision shall be and become absolutely null and void and of no force and effect as though such provision were not in fact set forth herein, but all other covenants, terms, conditions and provisions hereof shall nevertheless continue to be valid and enforceable.

         13.7 Usury. It is the intent of Lenders and the Company in the execution and performance of this Agreement and the Notes or any Loan Document to remain in strict compliance with Applicable Law from time to time in effect. In furtherance thereof, Lenders and the Company stipulate and agree that none of the terms and provisions contained in the Notes, this Agreement or any Loan Document shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or amount of interest permitted to be charged under Applicable Law. For purposes of this Agreement, the Notes and any other Loan Document, "interest" shall include the aggregate of all charges which constitute interest under Applicable Law that are contracted for, taken, charged, reserved, or received under this Agreement, the Notes or any other Loan Document. The Company shall never be required to pay unearned interest or interest at a rate or in an amount in excess of the Maximum Rate or amount of interest that may be lawfully charged under Applicable Law, and

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

the provisions of this paragraph shall control over all other provisions of this Agreement and the Notes or any Loan Document, which may be in actual or apparent conflict herewith. If the Notes are prepaid, or if the maturity of the Notes is accelerated for any reason, or if under any other contingency the effective rate or amount of interest which would otherwise be payable under the Notes would exceed the Maximum Rate or amount of interest any Lender or any other holder of the Notes is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event any Lender or any holder of the Notes shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the effective rate or amount of interest payable under the Notes to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of the Notes or the amount of interest which would otherwise be payable under the Notes or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the Maximum Rate or amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of the Company upon such determination. Lenders and the Company further stipulate and agree that, without limitation of the foregoing, all calculations of the rate or amount of interest contracted for, charged, taken, reserved or received under the Notes which are made for the purpose of determining whether such rate or amount exceeds the Maximum Rate, shall be made to the extent not prohibited by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term of the Notes, all interest at any time contracted for, charged, taken, reserved or received from the Company or otherwise by any Lender or any other holder of the Notes.

         13.8 Consent to Jurisdiction. Subject to the provisions of Section
13.10 of this Agreement, the Company hereby agrees that any action or proceeding under this Agreement, the Notes or any document delivered pursuant hereto may be commenced against it in any court of competent jurisdiction within the State of Texas, by service of process upon the Company by first class registered or certified mail, return receipt requested, addressed to the Company at its address last known to the Administrative Agent. The Company agrees that any such suit, action or proceeding arising out of or relating to this Agreement or any other such document may be instituted in Harris County, State District Court or in the United States District Court for the District of Texas at the option of the Administrative Agent; and the Company hereby waives any objection to the venue, or any claim as to inconvenient forum, of any such suit, action or proceeding. Nothing herein shall affect the right of the Administrative Agent to accomplish service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction or court.

         13.9 Arbitration. To the maximum extent not prohibited by law, any controversy, dispute or claim arising out of, in connection with, or relating to the Commitment or the Loan Documents or any transaction provided for therein, including but not limited to any claim based on or arising from an alleged tort or an alleged breach of any agreement contained in any of the Loan Documents, shall, at the request of any party to the Loan Documents (either before or after the commencement of judicial proceedings), be settled by arbitration pursuant to Title 9 of the United States Code, which the parties hereto acknowledge and agree applies to the transaction involved herein, and in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). If Title 9 of the United States Code is inapplicable to any such claim, dispute or controversy for any reason, such arbitration shall be conducted pursuant to the Texas

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

General Arbitration Act and in accordance with the Commercial Arbitration Rules of the AAA. In any such arbitration proceeding: (i) all statutes of limitations which would otherwise be applicable shall apply; and (ii) the proceeding shall be conducted in Houston, Texas, by a single arbitrator, if the amount in controversy is ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) or less, or by a panel of three arbitrators if the amount in controversy is over ONE MILLION AND NO/100 DOLLARS ($1,000,000.00). All arbitrators shall be selected by the process of appointment from a panel pursuant to Section 13 of the AAA Commercial Arbitration Rules and each arbitrator shall be either an active attorney, a mortgage banker or retired judge with an AAA acknowledged expertise in the subject matter of the controversy, dispute or claim. Any award rendered in any such arbitration proceeding shall be final and binding, and judgment upon any such award may be entered in any court having jurisdiction.

         If any party to any Loan Document files a proceeding in any court to resolve any such controversy, dispute or claim, such action shall not constitute a waiver of the right of such party or a bar to the right of any other party to seek arbitration under the provisions of this Section of that or any other claim, dispute or controversy, and the court shall, upon motion of any party to the proceeding, direct that such controversy, dispute or claim be arbitrated in accordance with this Section.

         Notwithstanding any of the foregoing, the parties hereto agree that no arbitrator or panel of arbitrators shall possess or have the power to (i) assess punitive damages, (ii) dissolve, rescind or reform (except that the arbitrator may construe ambiguous terms) any Loan Document, (iii) enter judgment on the debt, (iv) exercise equitable powers or issue or enter any equitable remedies with respect to matters submitted to arbitration, or (v) allow discovery of attorney/client privileged information. The Commercial Arbitration Rules of the AAA are hereby modified to this extent for the purpose of arbitration of any dispute, controversy or claim arising out of, in connection with, or relating to the Loan or any Loan Document. The parties hereby further agree to waive, each to the other, any claims for punitive damages and agree neither an arbitrator nor any court shall have the power to assess such damages.

         No provision of, or the exercise of any rights under, this Section shall limit or impair the right of any party to any Loan Document before, during or after any arbitration proceeding to: (i) exercise self-help remedies such as setoff or repossession; (ii) foreclose (judicially or otherwise) any Lien on or security interest in any real or personal Collateral; or (iii) obtain emergency relief from a court of competent jurisdiction to prevent the dissipation, damage, destruction, transfer, hypothecation, pledging or concealment of assets or of Collateral securing any Indebtedness, obligation or guaranty referenced in any Loan Document. Such emergency relief may be in the nature of, but is not limited to: pre-judgment attachments, garnishments, sequestrations, appointments of receivers, or other emergency injunctive relief to preserve the status quo.

         13.10 ADDITIONAL INDEMNITY. IN ADDITION TO THE INDEMNITY PROVIDED IN
SECTION 10, THE COMPANY SHALL INDEMNIFY AND HOLD EACH ADMINISTRATIVE AGENT, LENDER, AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, AND EMPLOYEES (COLLECTIVELY, THE "INDEMNIFIED PARTIES"), HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, ACTIONS, SUITS, PROCEEDINGS, COSTS, EXPENSES, DAMAGES, FINES, PENALTIES, AND LIABILITIES, INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND COSTS, ARISING OUT OF, CONNECTED WITH, OR RESULTING FROM (A) THE

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OPERATION OF THE COMPANY'S BUSINESSES, (B) ANY INDEMNIFIED PARTY'S PRESERVATION
OR ATTEMPTED PRESERVATION OF COLLATERAL, AND (C) ANY FAILURE OF THE SECURITY INTERESTS AND LIENS IN THE COLLATERAL GRANTED TO THE AGENT FOR THE BENEFIT OF THE LENDERS PURSUANT TO THIS AGREEMENT TO BE OR TO REMAIN PERFECTED OR TO HAVE THE PRIORITY AS CONTEMPLATED THEREIN REGARDLESS OF WHETHER THE CLAIM IS CAUSED BY OR ARISES OUT OF, IN WHOLE OR IN PART, THE NEGLIGENCE OF ANY INDEMNIFIED PARTY OR MAY BE BASED ON THE STRICT LIABILITY OF ANY INDEMNIFIED PARTY. THIS INDEMNITY SHALL NOT APPLY TO THE EXTENT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PARTY. AT THE REQUEST OF ANY INDEMNIFIED PARTY, THE COMPANY SHALL, AT ITS OWN COST AND EXPENSE, DEFEND OR CAUSE TO BE DEFENDED ANY AND ALL SUCH ACTIONS OR SUITS THAT MAY BE BROUGHT AGAINST ANY INDEMNIFIED PARTY AND, IN ANY EVENT, SHALL SATISFY, PAY, AND DISCHARGE ANY AND ALL JUDGMENTS, AWARDS, PENALTIES, COSTS, AND FINES THAT MAY BE RECOVERED AGAINST ANY INDEMNIFIED PARTY IN ANY SUCH ACTION, PLUS ALL ATTORNEYS' FEES AND COSTS RELATED THERETO TO THE EXTENT PERMITTED BY APPLICABLE LAW; PROVIDED, HOWEVER, THAT SUCH INDEMNIFIED PARTY SHALL GIVE THE COMPANY (TO THE EXTENT SUCH INDEMNIFIED PARTY SEEKS INDEMNIFICATION THEREFOR FROM THE COMPANY UNDER THIS SECTION 13.11) WRITTEN NOTICE OF ANY SUCH CLAIM, DEMAND, OR SUIT AFTER SUCH INDEMNIFIED PARTY HAS RECEIVED WRITTEN NOTICE THEREOF, AND SUCH INDEMNIFIED PARTY SHALL NOT SETTLE ANY SUCH CLAIM, DEMAND, OR SUIT, IF SUCH INDEMNIFIED PARTY SEEKS INDEMNIFICATION THEREFOR FROM THE COMPANY, WITHOUT FIRST GIVING NOTICE TO THE COMPANY OF THE INDEMNIFIED PARTY'S DESIRE TO SETTLE AND OBTAINING THE CONSENT OF THE COMPANY TO THE SAME, WHICH CONSENT THE COMPANY HEREBY AGREES NOT TO UNREASONABLY WITHHOLD. ALL OBLIGATIONS OF THE COMPANY UNDER THIS SECTION 13.10 SHALL SURVIVE THE PAYMENT OF THE NOTES AND THE OBLIGATIONS.

         13.11 No Waivers Except in Writing. No failure or delay on the part of the Administrative Agent in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice to or demand on the Company or any other Person in any case shall entitle the Company or such other Person to any other or further notice or demand in similar or other circumstances.

         13.12 WAIVER OF JURY TRIAL. AS TO THIS AGREEMENT THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS HEREBY (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, AND THIS WAIVER IS INTENDED TO

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ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT OF A
JURY TRIAL WOULD OTHERWISE ACCRUE. THE ADMINISTRATIVE AGENT, THE LENDERS AND THE COMPANY ARE HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, THE ADMINISTRATIVE AGENT, THE COMPANY AND EACH OF THE LENDERS HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF ANY OF THEM, RESPECTIVELY, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY OF THE UNDERSIGNED THAT THE ADMINISTRATIVE AGENT, THE COMPANY OR ANY OF THE LENDERS WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

         13.13 Multiple Counterparts. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument.

         13.14 No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of the Company, the Administrative Agent, and Lenders. This Agreement does not create, and is not intended to create, any rights in favor of or enforceable by any other Person. This Agreement may be amended or modified by the agreement of the Company, the Administrative Agent, and Lenders, without any requirement or necessity for notice to, or the consent of or approval of any other Person.

         13.15 RELEASE OF LIABILITY. TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW FROM TIME TO TIME IN EFFECT, THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY (AND AFTER IT HAS CONSULTED WITH ITS OWN ATTORNEY) IRREVOCABLY AND UNCONDITIONALLY AGREES THAT NO CLAIM MAY BE MADE BY THE COMPANY AGAINST THE ADMINISTRATIVE AGENT, EACH LENDER, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, AGENTS OR INSURERS, OR ANY OF THEIR SUCCESSORS AND ASSIGNS, FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (WHETHER THE CLAIM IS BASED ON CONTRACT OR TORT OR DUTY IMPOSED BY LAW) ARISING OUT OF, OR RELATED TO, THE TRANSACTIONS CONTEMPLATED BY ANY OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENTS, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH. IN FURTHERANCE OF THE FOREGOING, THE COMPANY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

         13.16 Entire Agreement; Amendment. This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire Agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. The provisions of this Agreement and

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the other Loan Documents to which the Company is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

         13.17 NO ORAL AGREEMENTS. THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                             COMPANY:

                             MORTGAGE PORTFOLIO SERVICES, INC.,
                             a Delaware corporation

                             By: /s/ James E. Hinton
                             Name: James E. Hinton
                             Title: President and CEO


                             BANK UNITED, as Administrative Agent
                             and a Lender

                             By: /s/ Patrick C. Freeman
                                     Patrick C. Freeman, AVP/Account Officer
                                     Mortgage Banker Finance


                             RESIDENTIAL FUNDING CORPORATION,
                             a Delaware corporation

                             By: /s/ Thomas M. Clement
                             Name: Thomas M. Clement
                             Title: Director

                                                                         Page 83